UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

ALPHATEC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ALPHATEC HOLDINGS, INC.

1950 Camino Vida Roble

Carlsbad, CA 92008

(760) 431-9286

April 28, 2023

Dear Stockholder:

We cordially invite you to attend our 2023 Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on Wednesday, June 14, 2023, at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008.

Details regarding the meeting, the business to be conducted at the meeting, and information about Alphatec Holdings, Inc. that you should consider when you vote your shares are described in this proxy statement.

We are asking stockholders of Alphatec Holdings, Inc.:

•
to elect twelve persons to our Board of Directors;
•
to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•
to approve the amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan;
•
to approve the amendment to our 2016 Equity Incentive Plan to increase the number of shares authorized for issuance under the plan;
•
to approve, on an advisory basis, the compensation of our named executive officers; and
•
to approve, on an advisory basis, the frequency of future stockholder votes to approve the compensation of our named executive officers.

The Board of Directors recommends for advisory votes on compensation of our named executive officers to occur “every year,” and recommends the approval of each of the other proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On May 5, 2023, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2023 Annual Meeting of Stockholders and our 2022 Annual Report to Stockholders, which are located online at www.proxydocs.com/ATEC. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Alphatec Holdings, Inc.

Sincerely,

Patrick S. Miles

President, Chief Executive Officer and Chairman of the Board

ALPHATEC HOLDINGS, INC.

1950 Camino Vida Roble

Carlsbad, CA 92008

(760) 431-9286

April 28, 2023

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. Pacific Time

DATE: Wednesday, June 14, 2023

PLACE: Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Alphatec Holdings, Inc. (the “Annual Meeting”) will be held on Wednesday, June 14, 2023, for the following purposes:

1.
To elect twelve directors to serve until the 2024 Annual Meeting of Stockholders;
2.
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
3.
To approve the amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan;
4.
To approve the amendment to our 2016 Equity Incentive Plan to increase the number of shares authorized for issuance under the plan;
5.
To approve, on an advisory basis, the compensation of our named executive officers;
6.
To approve, on an advisory basis, the frequency of future stockholder votes to approve the compensation of our named executive officers; and
7.
To transact such other business as may be properly presented at the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our Board of Directors has fixed the close of business on April 19, 2023, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. A total of 113,760,845 shares of our common stock were issued and outstanding as of the record date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

At the Annual Meeting and for the ten-day period immediately prior to the Annual Meeting, the list of our stockholders entitled to vote at the Annual Meeting will be available for inspection at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008 for such purposes as are set forth in the General Corporation Law of the State of Delaware.

At least a majority of all issued and outstanding shares of common stock entitled to vote at a meeting is required to constitute a quorum for the conduct of business at the Annual Meeting. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you vote by following the instructions in the accompanying proxy statement and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick S. Miles

President, Chief Executive Officer and Chairman of the Board

ALPHATEC HOLDINGS, INC.

1950 Camino Vida Roble

Carlsbad, CA 92008

(760) 431-9286

PROXY STATEMENT FOR THE ALPHATEC HOLDINGS, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying Notice of 2023 Annual Meeting of Stockholders, contains information about the 2023 annual meeting of stockholders of Alphatec Holdings, Inc. (the “Annual Meeting”), including any adjournments or postponements thereof. We are holding the Annual Meeting at 10:00 a.m., Pacific Time, on Wednesday, June 14, 2023, at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008.

In this proxy statement, we refer to Alphatec Holdings, Inc. as the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors (the “Board of Directors”) for use at the Annual Meeting.

On or about May 5, 2023, we will begin sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON June 14, 2023

This proxy statement, our Annual Report and the proxy card for the Annual Meeting are available for viewing, printing and downloading at www.proxydocs.com/ATEC. To view these materials, please have your 12-digit control number available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements, annual reports to stockholders and proxy cards by electronic delivery.

Additionally, you can find a copy of our Annual Report, which includes our financial statements, for the fiscal year ended December 31, 2022 on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “Financial Information” section of the “Investor Relations” section of our website at www.atecspine.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting to be held at our corporate headquarters, located at 1950 Camino Vida Roble, Carlsbad, CA 92008 on Wednesday, June 14, 2023 at 10:00 a.m., Pacific Time, and any adjournments or postponements of the meeting. The proxy statement along with the accompanying Notice of 2023 Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know in order to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2023 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report for the fiscal year ended December 31, 2022 because you owned shares of our common stock on the record date. We intend to commence distribution of the Notice and, if applicable, the proxy materials to stockholders on or about May 5, 2023.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 19, 2023 are entitled to vote at the Annual Meeting. On the record date, there were 113,760,845 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, Inc. (“Computershare”), or you have stock certificates registered in your name, you may vote:

•
By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet at www.proxypush.com/atec or telephone.

•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendation of our Board of Directors as noted below.
•
In person at the meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Tuesday, June 13, 2023.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the meeting, you should contact the broker or agent to obtain a legal proxy or broker’s proxy card and bring it with you to the Annual Meeting in order to vote. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•
“FOR” the election of each of the nominees for director;
•
“FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•
“FOR” the approval of the amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan;
•
“FOR” the approval of the amendment to our 2016 Equity Incentive Plan to increase the number of shares authorized for issuance under the plan;
•
“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and
•
For holding an advisory vote “EVERY YEAR” to approve, on an advisory basis, the compensation of our named executive officers.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available to our stockholders, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. Stockholders of record may change or revoke your proxy in any one of the following ways:

•
if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•
by re-voting by Internet or by telephone as instructed above;

•
by notifying us at 1950 Camino Vida Roble, Carlsbad, CA 92008, Attention: Craig Hunsaker, Executive Vice President, People & Culture and General Counsel, in writing before the Annual Meeting that you have revoked your proxy; or
•
by attending the Annual Meeting in person and voting in person.

Beneficial owners of shares held in street name must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.

Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that the proxy be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee that holds your shares has the authority to vote your uninstructed shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2) if it does not receive instructions from you, as this is considered a routine matter on which the bank, broker or other nominee has discretionary authority to vote. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in respect of Proposals 1, 3, 4, 5 or 6. Thus, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the foregoing proposals. If you do not instruct your bank, broker or other nominee how to vote with respect to the foregoing proposals, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023, the Audit Committee of our Board of Directors will reconsider whether or not to retain Deloitte & Touche LLP.

Proposal 3: Approval of Amendment to our 2007 Employee Stock Purchase Plan

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to amend our 2007 Employee Stock Purchase Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Approval of Amendment to our 2016 Equity Incentive Plan

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to amend our 2016 Equity Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 5: Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 6: Approval, on an Advisory Basis, of the Frequency of Future Stockholder Votes to Approve the Compensation of our Named Executive Officers

The frequency of holding future stockholder votes to approve the compensation of our named executive officers—every year, every two years or every three years—receiving the greatest number of votes (also known as a “plurality” of the votes cast) will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote. Although the advisory vote is non-binding, the Nominating and Corporate Governance and Compensation Committees of the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on executive compensation.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting and we will publish preliminary results, or final results if then available, by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

If we Solicit Proxies, Who will Pay the Costs of Soliciting these Proxies?

If we solicit proxies, we will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. If we ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies, then we will reimburse them for their expenses. We have not engaged and do not currently intend to engage a proxy solicitor to assist us with the solicitation of proxies. If we later determine to engage a proxy solicitor, then we will pay the costs of the solicitor, including its fee and the reimbursement of its expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m., Pacific Time, on Wednesday, June 14, 2023 at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008. When you arrive at our headquarters, signs will direct you to the appropriate meeting room. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our Annual Report and proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare, by calling their toll-free number, 1-866-265-1875.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Alphatec Holdings, Inc. stockholder and together both of you would like to receive only a single notice of Internet availability of proxy materials or, if applicable, set of proxy materials, follow these instructions:

•
If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at 1-866-265-1875 or writing them at PO BOX 505000 Louisville, KY 40233-5000.
•
If a broker or other nominee holds your shares of our common stock, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 19, 2023 for (a) each of our named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

The share amounts set forth in the column below entitled “Number of Shares of Common Stock Beneficially Owned” represent the number of shares of common stock beneficially owned by such holder as of April 19, 2023. Applicable percentage of ownership in the column below entitled “Percentage of Outstanding Common Stock” is based on 113,760,845 shares of common stock outstanding on April 19, 2023.

The holders of certain of our outstanding warrants are restricted from exercising such warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise (subject to adjustment up to 9.99% upon the fulfillment of certain conditions), excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The disclosures contained in the table below and in the footnotes to the table below reflect these limitations.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Outstanding Common Stock
Directors and Named Executive Officers
Elizabeth Altman	26,415	(2)	*
Evan Bakst	1,087,830	(2)	*
Andy S. Barnett	18,546	(2)	*
Mortimer Berkowitz III	1,274,160	(3)	1.12%
Quentin Blackford	542,697	(2)	*
Karen K. McGinnis	69,206	(2)	*
Marie Meynadier	42,396	(4)	*
Patrick S. Miles	6,852,795	(5)	5.90%
David H. Mowry	120,063	(6)	*
David R. Pelizzon	15,087,555	(7)	12.88%
Jeffrey P. Rydin	543,655	(2)	*
James L.L. Tullis	1,954,246	(8)	1.71%
Ward W. Woods	2,168,816	(9)	1.91%
Eric Dasso	295,278	(10)	*
Craig E. Hunsaker	1,272,035	(11)	1.11%
J. Todd Koning	129,574		*
David P. Sponsel	435,513	(12)	*
All current executive officers and directors as a group (21 persons)	33,124,546	(13)	29.12%

Five Percent Stockholders
L-5 Healthcare Partners, LLC	12,781,538	(14)	11.24%
Paul Segal
c/o LS Power Development, LLC 1700 Broadway, 35th Floor
New York, NY 10019

Squadron Capital LLC Squadron Capital Holdings LLC Jennifer N. Pritzker David R. Pelizzon	14,808,310	(15)	12.64%
c/o Squadron Capital LLC 104 S. Michigan Avenue
Chicago, IL 60603

* Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)
Beneficial ownership is determined in accordance with the rules promulgated by the SEC and includes sole or shared voting or investment power with respect to the securities. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, preferred stock and restricted stock units held by that person or entity that are currently exercisable or convertible or that will become exercisable, convertible or will otherwise vest within 60 days of April 19, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person shown in the table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(2)
Includes 18,546 restricted stock units that will vest within 60 days of April 19, 2023.
(3)
Includes 107,937 shares of common stock issuable upon the exercise of vested warrants.
(4)
Includes 25,368 restricted stock units that will vest within 60 days of April 19, 2023.
(5)
Includes 1,597,276 shares of common stock issuable upon the exercise of vested warrants, 721,193 shares of common stock issuable upon exercise of vested options, and 604,386 restricted stock units that will vest within 60 days of April 19, 2023. Also includes 250,000 shares of common stock held by MOM, LLC. Mr. Miles is the manager of MOM, LLC, and therefore may be deemed to beneficially own such shares.
(6)
Includes 28,090 shares of common stock issuable upon exercise of vested options, and 18,546 restricted stock units that will vest within 60 days of April 19, 2023.
(7)
Includes 18,546 restricted stock units that will vest within 60 days of April 19, 2023. Also includes 11,395,045 shares of common stock, and 3,413,265 shares of common stock issuable upon the exercise of vested warrants held by Squadron Capital LLC (“Squadron Capital”). Mr. Pelizzon is a member of the managing committee of Squadron Capital, and therefore may be deemed to beneficially own the shares held by Squadron Capital. Mr. Pelizzon disclaims beneficial ownership of the shares held by Squadron Capital except to the extent of his pecuniary interest in such shares.
(8)
Includes 12,286 shares of common stock issuable upon the exercise of vested warrants, and 18,546 restricted stock units that will vest within 60 days of April 19, 2023. Also includes 397,606 shares of common stock, and 295,451 shares of common stock issuable upon the exercise of vested warrants held by Tullis Dickerson Capital Focus III, LP, 467,974 shares of common stock and 214,618 shares of common stock issuable upon the exercise of vested warrants held by Tullis Growth Fund, L.P., and 380,097 shares of common stock held by Tullis Dickerson Partners III, LLC. Mr. Tullis controls the general partner of each of Tullis Dickerson Capital Focus III, LP, Tullis Growth Fund, L.P., and Tullis Dickerson Partners III, LLC, and therefore may be deemed to beneficially own the shares held by Tullis Dickerson Capital Focus III, LP, Tullis Growth Fund, L.P., and Tullis Dickerson Partners III, LLC. Mr. Tullis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.
(9)
Includes 18,546 restricted stock units that will vest within 60 days of April 19, 2023. Also includes 2,056,311 shares of common stock held by Woods 1994 Family Partnership, LP. Mr. Woods is the president of North Hailey Corporation, the general partner and managing member of Woods 1994 Family Partnership, LP, and therefore may be deemed to beneficially own such shares.
(10)
Includes 23,958 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of April 19, 2023, and 47,409 restricted stock units that will vest within 60 days of April 19, 2023.
(11)
Includes 466,126 shares of common stock issuable upon exercise of vested options and 112,738 restricted stock units that will vest within 60 days of April 19, 2023.
(12)
Includes 45,000 shares of common stock issuable upon exercise of vested options and 140,891 restricted stock units that will vest within 60 days of April 19, 2023.
(13)
Includes 7,166,206 shares of common stock issuable upon exercise of options or warrants that have vested or will vest within 60 days of April 19, 2023, and 1,184,443 restricted stock units that will vest within 60 days of April 19, 2023.

(14)
This information is based on a Schedule 13D filed with the SEC on January 25, 2023 jointly by L-5 Healthcare Partners, LLC (“L-5 Healthcare”) and Paul Segal. Represents 12,781,538 shares of common stock held by L-5 Healthcare Partners, LLC. Paul Segal has sole voting and dispositive power over 338,825 shares of common stock. Paul Segal is the manager of L-5 Healthcare and accordingly may be deemed to beneficially own the shares held by L-5 Healthcare. Mr. Segal disclaims beneficial ownership of the shares held by L-5 Healthcare except to the extent of his pecuniary interest in such shares.
(15)
This information is based on a Schedule 13D filed with the SEC on March 11, 2021 by Squadron Capital LLC, and on SEC Forms 4 filed by David Pelizzon on March 15, 2023, and by Jennifer Pritzker on March 8, 2023, which reflects that Squadron Capital LLC has shared voting and dispositive power over 11,395,045 shares of common stock and 3,413,265 shares of common stock issuable upon the exercise of vested warrants, that Squadron Capital Holdings LLC has shared voting and dispositive power over 11,395,045 shares of common stock and 3,413,265 shares of common stock issuable upon the exercise of vested warrants, that Jennifer N. Pritzker has shared voting and dispositive power over 14,204,431 shares of common stock and 6,759,530 shares of common stock issuable upon the exercise of vested warrants, and sole voting and dispositive power over 53,200 shares of common stock, and that David R. Pelizzon has shared voting and dispositive power over 11,395,045 shares of common stock and 3,413,265 shares of common stock issuable upon the exercise of vested warrants, and sole voting and dispositive power over 279,245 share of common stock.

MANAGEMENT

Board of Directors

Our Board of Directors currently consists of thirteen directors, all of whose terms of office expire at the Annual Meeting. Two of our current directors—Evan Bakst and Andy S. Barnett—were appointed to the Board of Directors by L-5 Healthcare pursuant a right held by L-5 Healthcare to appoint up to two members of the Board of Directors so long as L-5 Healthcare and its affiliates beneficially own at least 12.5% of our common stock on a fully diluted basis. Additionally, in compliance with Nasdaq Rule 5640, the number of directors L-5 Healthcare is entitled to appoint is to be reduced to one if the beneficial ownership of L-5 Healthcare and its affiliates falls below 12.5% but is at least 7.5%. Notwithstanding anything set forth above, L-5 Healthcare shall not have the right to appoint any directors directly unless it and its affiliates beneficially own at least 7.5% of our common stock on a fully diluted basis.

As of the date of distribution of the Notice and these proxy materials to stockholders on or about May 5, 2023, L-5 Healthcare and its affiliates beneficially own less than 12.5% (but more than 7.5%) of our common stock on a fully diluted basis. Accordingly, our Nominating and Corporate Governance Committee recommended, and our Board of Directors approved, the nomination of the following twelve nominees for election at the Annual Meeting: Elizabeth Altman, Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, Karen K. McGinnis, Marie Meynadier, Patrick S. Miles, David H. Mowry, David R. Pelizzon, Jeffrey P. Rydin, James L.L. Tullis, and Ward W. Woods. Set forth below are their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Each nominated director is elected to serve until our next annual meeting of stockholders or the sooner of his or her resignation or the date when his or her successor is duly appointed and qualified. Additionally, set forth below is information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

Name	Age
Elizabeth Altman (2)(4)	52
Evan Bakst (4)	56
Mortimer Berkowitz III, Lead Director (1)(4)	69
Quentin Blackford (2)(3)(4)	44
Karen K. McGinnis (3)(4)	56
Marie Meynadier (4)	61
Patrick S. Miles, President, Chief Executive Officer and Chairman of the Board	57
David H. Mowry (2)(4)	60
David R. Pelizzon (4)	67
Jeffrey P. Rydin (4)	56
James L.L. Tullis (1)(4)	76
Ward W. Woods (3)(4)	80

(1)
Member of the Nominating and Corporate Governance Committee. Mr. Berkowitz is Chair of the Committee.
(2)
Member of the Audit Committee. Ms. Altman is Chair of the Committee.
(3)
Member of the Compensation Committee. Mr. Woods is the Chair of the Committee.
(4)
Independent director under Nasdaq rules.

Elizabeth Altman has served as a director and Chair of the Company’s Audit Committee since August 2021. Ms. Altman worked at the accounting firm KPMG LLP from 1993 to 2019, serving as Managing Partner of its San Diego office from 2014 to 2019, where she led a team of over 260 professionals and 23 partners providing an array of assurance, tax and advisory services to public and private companies across all industry sectors, and served as lead audit partner on numerous early stage, middle market and large global clients in the private and public markets predominately in the life sciences, consumer and technology business sectors. Ms. Altman serves on the board of directors of Veradigm, Inc. (formerly Allscripts Healthcare Solutions, Inc.) where she is chair of the audit committee and a member of the nominating and governance committee. Ms. Altman also serves on the board of directors of Papyrus Therapeutics, Inc. where she is chair of the audit committee. Additionally, Ms. Altman served on the board of directors of CV Sciences, Inc. through June 2022 and was Chair of its audit committee and a member of its compensation committee. Ms. Altman has also served as a board member of the Corporate Directors Forum, a 501(c)(6) nonprofit organization focused on helping directors, and those who support them, build more effective boards through continuous learning and peer networking, and has held a leadership position in the Women Corporate Directors, San Diego Chapter, the world’s largest membership organization and community of today’s preeminent women leaders in business. Ms. Altman earned a B.S. in Accounting from Indiana University and is a Certified Public Accountant (inactive).

The Board of Directors selected Ms. Altman to serve on the Board of Directors because it believes her knowledge and expertise in public accounting as well as her operating and financial experience contribute to the breadth of knowledge of the Board of Directors.

Evan Bakst has served as a director since March 2018. Mr. Bakst is the Founder and Portfolio Manager of Treetop Capital since 2013, a fundamental, value-oriented investment firm focused primarily on small to midcap healthcare companies. Before launching Treetop, Mr. Bakst spent seven years (2005-2012) at Tremblant Capital, a long/short equity hedge fund, most recently as a Partner where he led the healthcare group. Prior to joining Tremblant, Mr. Bakst was a Principal at JPMorgan Partners, LLC (2000-2005), where he shared the day-to-day responsibility for managing the healthcare buyout practice. Previously, Mr. Bakst was a Managing Director at The Beacon Group, a private equity/M&A boutique and, prior to that, Mr. Bakst worked as a Consultant at Bain and Company, providing strategic and operational advice to a major healthcare company. Mr. Bakst was formerly on the Boards of Accordant Health Services, Cadent Holdings, Inc., FundsXpress Inc., Iasis Healthcare, MedQuest Associates, National Surgical Care, Quality Tubing Inc., Sonacare Medical, LLC and ValueOptions. Mr. Bakst earned a B.A. in Economics from the University of California, Berkeley, and an M.B.A. from the Harvard Business School.

The Board of Directors selected Mr. Bakst to serve on the Board of Directors because it believes his investment and financial expertise and experience in the healthcare industries contribute to the breadth of knowledge of the Board of Directors.

Mortimer Berkowitz III has served as Lead Director since October 2017 and as a Director since March 2005. Mr. Berkowitz served as the Chair of the Board of Directors from April 2007 through July 2011 and again from December 2016 to October 2017. He is President and Chief Executive Officer of InnovaHealth Partners, LP, a private equity firm he founded in January 2017. Mr. Berkowitz also is a Managing Member of HGP, LLC — the general partner of HealthpointCapital Partners, LP, a private equity firm — and President, a member of the Board of Managers and a Managing Director of HealthpointCapital, LLC. He has held the position with HGP, LLC from its formation in August 2002, the positions of Managing Director and member of the Board of Managers of HealthpointCapital, LLC from its formation in July 2002 and the position of President of HealthpointCapital, LLC beginning February 2005. From 1990 to 2002, Mr. Berkowitz was Managing Director and co-founder of BPI Capital Partners, LLC, a private equity firm. Prior to 1990, Mr. Berkowitz spent 11 years in the investment banking industry with Goldman, Sachs & Co. (1979-1982), Lehman Brothers Incorporated (1982-1987) and Merrill Lynch & Co. (1987-1990). Mr. Berkowitz has served as Chairman of the Board of Directors of Blue Belt Holdings, Inc., a surgical robotics company, since 2011, of BioHorizons, Inc., a dental implant company, since 2006 and of OrthoSpace, a sports medicine company, since 2015, and as a director of ProSomnus, Inc., a sleep technology company, from 2006 to 2022, all of which are or were (prior to acquisition) HealthpointCapital portfolio companies. He has served as Chairman of Koelis, S.A., a prostate cancer diagnosis and treatment company since 2019 and as a director of Radiaction Medical, a radiation protection technology company since January 2020, both of which are InnovaHealth Partners portfolio companies. Mr. Berkowitz earned an M.B.A. degree from the Columbia Graduate School of Business and a B.A. degree from Harvard.

The Board of Directors selected Mr. Berkowitz to serve on the Board of Directors because it believes his investment and financial expertise and experience in the orthopedics and spine industries contribute to the breadth of knowledge of the Board of Directors.

Quentin Blackford has served as a Director since October 2017. He currently serves as the Chief Executive Officer of iRhythm Technologies, Inc., a leading digital healthcare solutions company focused on the advancement of cardiac care. Prior to joining iRhythm in October 2021, Mr. Blackford served (from March 2021) as Chief Operating Officer and (from August 2017 to March 2021) as Chief Financial Officer of DexCom, Inc., a company focused on developing and marketing continuous glucose monitoring systems for ambulatory use by people with diabetes and by healthcare providers. Prior to joining DexCom, Inc. in August 2017, Mr. Blackford served since August 2016 as the Executive Vice President, Chief Financial Officer, Head of Strategy and Corporate Integrity of NuVasive, Inc., a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. In this role, Mr. Blackford was responsible for leading NuVasive, Inc.’s Finance, Strategy and Corporate Development, Compliance and Regulatory functions. From August 2014 until August 2016, Mr. Blackford served as NuVasive, Inc.’s Executive Vice President and Chief Financial Officer. From July 2012 to August 2014, Mr. Blackford served as NuVasive, Inc.’s Executive Vice President of Finance and Investor Relations, and from January 2011 to June 2012, he served as NuVasive, Inc.’s Vice President, Finance. Mr. Blackford joined NuVasive, Inc. in 2009 as its Corporate Controller and was previously employed at Zimmer Holdings, Inc., including most recently as the Director of Finance and Controller for Zimmer’s Dental Division. Since July 2022, Mr. Blackford has served as a director of Paragon 28, Inc., a global leader in developing and marketing innovative surgical solutions for the foot and ankle. He obtained his Certified Public Accounting license (currently inactive) following the achievement of dual B.S. degrees in Accounting and Business Administration, with an emphasis in Accounting, from Grace College.

The Board of Directors selected Mr. Blackford to serve on the Board of Directors because it believes that his knowledge and experience in the areas of finance, strategy and corporate development, along with his knowledge and experience in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

Karen K. McGinnis has served as a director since June 2019. Ms. McGinnis has over 30 years of experience, including serving in executive operational and finance roles at international public companies. In April 2021, Ms. McGinnis retired from Illumina, Inc., a leader in sequencing- and array-based solutions for genetic and genomic analysis, where she served as Chief Accounting Officer since November 2017. She currently serves on the boards of Absci Corporation, a leading synthetic biology company enabling drug discovery and biomanufacturing of next generation biotherapeutics and Sonendo, Inc., a medical technology company focused on saving teeth from tooth decay. She previously served on the board of Biosplice Therapeutics, Inc., a clinical-stage biotechnology company pioneering therapeutics based on alternative pre-mRNA splicing for major diseases. Prior to joining Illumina in November 2017, Ms. McGinnis served from February 2016 to April 2017 as Director, President and Chief Executive Officer of Mad Catz Interactive, Inc. a global provider of innovative interactive entertainment products. From June 2013 through February 2016, Ms. McGinnis served as Mad Catz’ Chief Financial Officer. Prior to joining Mad Catz, Ms. McGinnis served from November 2009 through May 2013 as Chief Accounting Officer of Cymer, Inc., the world’s leading supplier of light sources used in the photolithography process for semiconductor or chip manufacturing until its acquisition in 2013. Ms. McGinnis also served as Chief Accounting Officer for Insight Enterprises, Inc., from September 2006 until March 2009, its Senior Vice President of Finance from 2001 through September 2006 and its Vice President of Finance from 2000 through 2001. McGinnis is a Certified Public Accountant and earned her BBA in Accounting from the University of Oklahoma.

The Board of Directors selected Ms. McGinnis to serve on the Board of Directors because it believes that her knowledge and experience in international public companies as well as her operating, investment and financial expertise contribute to the breadth of knowledge of the Board of Directors.

Marie Meynadier has served as a director since June 2021. Ms. Meynadier is the founder of EOS Imaging S.A. and served as its CEO until December 2018, after which she transitioned to a Board of Directors role, serving as the Chair of the Strategic Committee. She currently serves on the Boards of Directors of EDAP-TMS, a Nasdaq-listed company developing robotically assisted high-intensity focused ultrasound (“HIFU”) for prostate cancer; Pixium, a Euronext-listed company developing an artificial retina for DMLA patients; Corwave, a Paris-based company developing a left ventricular assist device (“LVAD”) pump for heart failure; Damae Medical, a Paris-based company developing non-invasive tools for skin cancer screening and surgery, and SpinoModulation, a Montreal-based company developing tether-based surgical solutions for scoliosis treatment. Ms. Meynadier is a Sup Telecom Paris engineer and received her PhD in Physics from Ecole Normale Supérieure in Paris. She started her career in the semiconductor industry at Bellcore (Red Bank, NJ) and ATT Bell Labs (Murray Hill, NJ). She is a member of the French Académie des Technologies.

The Board of Directors selected Ms. Meynadier to serve on the Board of Directors because it believes that her knowledge and experience in international public companies as well as her knowledge and expertise in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

Patrick S. Miles has served as the Chairman and Chief Executive Officer since March 2018. He served as the Executive Chairman from October 2017 to March 2018. Mr. Miles has over 20 years of experience in the orthopedic industry and most recently served, from September 2016 to September 2017, as the Vice Chairman of NuVasive, Inc. where he was responsible for enhancing that company’s strategic plans for the future of spine surgery and supporting technology development. Mr. Miles also served as a member of NuVasive, Inc.’s Board of Directors from August 2015 until his resignation in September 2017. From February 2015 to August 2016, Mr. Miles served as NuVasive Inc.’s President and Chief Operating Officer. He previously served as NuVasive Inc.’s President of Global Products and Services from October 2011 to January 2015, President of the Americas from January 2010 to September 2011, Executive Vice President of Product Marketing and Development from January 2007 to December 2009, Senior Vice President of Marketing from December 2004 to January 2007, and as its Vice President, Marketing from January 2001 to December 2004. Prior to those positions, he served as Director of Marketing for ORATEC Interventions, Inc., a medical device company, and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek and held several positions with Smith & Nephew. Mr. Miles received a B.S. in Finance from Mercer University.

The Board of Directors selected Mr. Miles to serve on the Board of Directors because it believes that he possesses specific attributes, perspective and experience gained as an executive and director of both private and publicly traded medical device companies, as well as the perspective and experience he brings as Chairman and Chief Executive Officer of the Company, that qualify him to serve as the Chairman of the Board of Directors.

David H. Mowry has served as a director since February 2017. From July 2019 until April 2023, Mr. Mowry served as the Chief Executive Officer of Cutera, Inc., a leading provider of energy-based aesthetic systems for physicians and other qualified practitioners worldwide. Prior to joining Cutera in July 2019, Mr. Mowry served, since May 2016, as President and Chief Executive Officer, as well as a member of the Board of Directors, of Vyaire Medical, a global leader in the respiratory diagnostics, ventilation, and anesthesia delivery and patient monitoring market segments. Prior to his assignment at Vyaire, Mr. Mowry served from October 2015 to May 2016 as Executive Vice President and Chief Operating Officer and member of the Board of Directors of Wright Medical Group N.V., a global medical device company focused on extremities and biologics products, and during this time period he was also a member of the Board of Directors of EndoChoice Holdings, Inc., a company focused on the manufacturing and commercialization of platform technologies relating to the treatment of gastrointestinal conditions. Prior to Mr. Mowry’s assignment at Wright Medical Group, he served as President and Chief Executive Officer and member of the Board of Directors of Tornier N.V. from February 2013 until October 2015, at which time Tornier and Wright Medical Group merged, and prior to that, as Chief Operating Officer of Tornier from 2011 to 2013. Within the spine industry, Mr. Mowry served as Vice President of Operations and Logistics at Zimmer Spine from February 2002 until October 2006. Mr. Mowry has held executive leadership positions over his 30-year medical device career at Covidien plc, ev3, Inc. and Zimmer. Mr. Mowry received a B.S. degree in Engineering from the United States Military Academy at West Point.

The Board of Directors selected Mr. Mowry to serve on the Board of Directors because it believes his knowledge and expertise in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

David R. Pelizzon has served as a member of the Board of Directors since June 2020. Mr. Pelizzon has served since 2008 as President and member of the Managing Committee of Squadron Capital, an investment firm that primarily manages direct investments in operating companies, private equity funds and special situations. He also has served since 2011 as a member of the Board of Directors of OrthoPediatrics, a company exclusively focused on advancing the field of pediatric orthopedics. From 2005 to 2008, Mr. Pelizzon served as the Managing Director of Precision Edge Holdings, a subsidiary of Colson Associates. Mr. Pelizzon is a retired U.S. Army officer who served nearly 30 years on active duty in airborne and special operations units. Mr. Pelizzon is a graduate of the U.S. Military Academy and earned advanced degrees from Harvard University and the U.S. Naval War College.

The Board of Directors selected Mr. Pelizzon to serve on the Board of Directors because it believes his investment and financial expertise and experience in the orthopedics and spine industries contribute to the breadth of knowledge of the Board of Directors.

Jeffrey P. Rydin has served as a director since June 2017. Prior to joining the Board of Directors, Mr. Rydin served as a Special Advisor to the Board of Directors from September 2016 to June 2017. Mr. Rydin has spent over 30 years in the medical device and healthcare industries. Prior to joining the Company as Special Advisor to the Board of Directors, Mr. Rydin served as Chief Sales Officer of Ellipse Technologies, Inc., a medical technology company, from September 2015 until its purchase by NuVasive, Inc. in February 2016. Before joining Ellipse, Mr. Rydin served as President of Global Sales at NuVasive, Inc. (October 2011 to March 2013), where he was responsible for NuVasive, Inc.’s worldwide sales efforts, including the oversight of strategic sales development, sales administration, Area Vice Presidents and sales training. Prior to his position of President of Global Sales, he served as Executive Vice President of Sales-Americas and Senior Vice President, U.S. Sales since joining NuVasive, Inc. in December 2005. Prior to joining NuVasive, Mr. Rydin served as Area Vice President, Sales (US Southeast region) at DePuy Spine, Inc. from January 2003 to December 2005. Mr. Rydin also served as Vice President of Sales at Orquest, Inc. from December 2001 to January 2003, Director of Sales at Symphonix Devices, Inc. from April 2000 to December 2001 and Director of Sales at General Surgical Innovations, Inc. from October 1996 to March 2000. Mr. Rydin also has served in various executive and leadership sales roles at General Surgical Innovations, Baxter Healthcare, US Surgical Corporation and Xerox. He currently serves as director of DuraStat, LLC, which has created a unique device for dural repair. Mr. Rydin received a B.A. degree in Social Ecology from the University of California, Irvine.

The Board of Directors selected Mr. Rydin to serve on the Board of Directors because it believes his experience and expertise in the medical device and spine industries contribute to the breadth of knowledge of the Board of Directors.

James L.L. Tullis has served as a director since March 2018. With a career of over 40 years in healthcare investing, he served until January 2019 as both the Chairman and Chief Executive Officer at Tullis Health Investors (aka Tullis-Dickerson & Co., Inc.), a position he held since 1990 – he continues to serve as its Chairman. Prior to founding Tullis Health Investors, Mr. Tullis was senior vice president of E.F. Hutton &Co. from 1983 to 1986 and a principal at Morgan Stanley & Co. where he worked from 1974 to 1983 and led healthcare investment research and, later, healthcare investment banking. During his tenure at Morgan Stanley, he received recognition fourteen times on the Institutional Investor All-Star list of Wall Street’s top securities analysts and was twice named #1 Drug Analyst and was a featured guest on the Wall Street Week television program. He also serves as Chairman of the Board of the Lord Abbett family of mutual funds, is Chairman of the Board of Crane Co., and is a director of Crane NXT. Mr. Tullis also currently serves as a director of Exagen, Inc., but has informed the board of directors of that company, and that company has filed a current report on Form 8-K with the SEC disclosing, that he will resign from that position effective at that company’s 2023 annual meeting of stockholders (anticipated to be June 9, 2023). Mr. Tullis earned an M.B.A. from Harvard Business School and B.A. from Stanford University.

The Board of Directors selected Mr. Tullis to serve on the Board of Directors because it believes his experience and expertise as a director on other Boards and in the healthcare industries contribute to the breadth of knowledge of the Board of Directors.

Ward W. Woods has served as a Director since October 2017. He currently serves as Chairman of the Advisory Board of the Stanford Woods Institute and has been a director of such board since 2005, as Chair Emeritus and Life Trustee of the Wildlife Conservation Society and has been a member of such society since 2000. He is also a member of the Council on Foreign Relations. He is former President and Chief Executive Officer of Bessemer Securities Corporation and Founding Partner of Bessemer Holdings, L.P. (1989-2003), a private equity firm. From 1978-1989, Mr. Woods was a senior partner and member of the Management Committee of Lazard Freres & Company. Prior to joining Lazard, Mr. Woods was a Managing Director and a Partner of Lehman Brothers and was co-head of the Corporate Finance Department. He joined Lehman Brothers in 1967 and was elected partner in 1973. He is a former trustee of Stanford University, former Chairman of The Stanford Management Company, a former trustee of the David and Lucille Packard Foundation and the National Fish and Wildlife Foundation. Mr. Woods has also served as former Governor and Treasurer of The Nature Conservancy, Vice-Chair and trustee of The Asia Society and a trustee of The Boys Club of New York. He is a graduate of Stanford University, 1964.

The Board of Directors selected Mr. Woods to serve on the Board of Directors because it believes that his knowledge and experience in the areas of financial management and services, strategy and growth and special situation opportunities contribute to the breadth of knowledge of the Board of Directors.

Executive Officers

Set forth below is certain information regarding our executive officers who are not also directors. We have entered into employment agreements with all of our executive officers. All executive officers are at-will employees, subject to the termination provisions of their respective employment agreements.

Name	Age	Position
J. Todd Koning	50	Executive Vice President and Chief Financial Officer
Eric Dasso	50	Executive Vice President, Adjunctive Technologies
Kelli M. Howell	49	Executive Vice President, Clinical Strategies
Craig E. Hunsaker	59	Executive Vice President, People & Culture and General Counsel
David P. Sponsel	44	Executive Vice President, Sales
Scott Lish	42	Senior Vice President, Research and Development
Joseph Walland	45	Senior Vice President, Global Imaging Solutions
Ali Shorooghi	37	Senior Vice President, Marketing

J. Todd Koning has served as Executive Vice President and Chief Financial Officer since April 2021. Prior to joining us, Mr. Koning most recently served as Senior Vice President, Finance (since 2018) and Chief Accounting Officer (since 2020) at Masimo Corporation, a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies. Prior to his roles at Masimo, Mr. Koning was the Vice President, Finance at NuVasive, Inc. from 2016 to 2018, where he spent the majority of his tenure abroad as the International CFO and partnered with the head of Global Commercial to lead the global commercial organization. Prior to joining NuVasive, Mr. Koning was the Vice President, Finance and Human Resources at Ellipse Technologies from 2014 until its acquisition by NuVasive in 2016. Prior to joining Ellipse, Mr. Koning served in various roles of increasing responsibility, based both domestically and internationally, with Boston Scientific from 2006 to 2014 and, before that, Guidant Corporation from 2001 to 2006. Mr. Koning is an M.B.A. graduate of Purdue University and holds a B.S. in Engineering from Michigan State University.

Eric Dasso has served as Executive Vice President, Adjunctive Technologies since August 2019. Prior to joining the Company, Mr. Dasso held various marketing leadership and global product management roles within NuVasive, Inc. from 2001 to 2018. He most recently served as NuVasive’s Vice President, Global Implant Systems (February 2015 to June 2018), which included overall responsibility for that company’s product development, commercialization and marketing functions of its $750 million global implant franchise. Prior to leading Global Implant Systems, Mr. Dasso oversaw the marketing and development of NuVasive’s thoracolumbar portfolio in various roles of increasing responsibility from February 2005 to February 2015, including as Project Manager, Thoracolumbar Fixation (February 2005 to July 2007), Senior Project Manager, Thoracolumbar Fixation (July 2007 to September 2008), Director, Marketing, Thoracolumbar Fixation (September 2008 to June 2010), Senior Director, Thoracolumbar (June 2010 to January 2014) and as Vice President, Thoracolumbar Posterior (January 2014 to February 2015). Prior to NuVasive, Mr. Dasso held various positions at Johnson & Johnson and Acxiom Inc. Mr. Dasso received a B.S. degree in Business Administration from California Polytechnic State University San Luis Obispo.

Kelli M. Howell has served as Executive Vice President, Clinical Strategies since March 2018. For the 18 years prior to joining us, she held various management positions at NuVasive, Inc., including Vice President, Research & Health Informatics from January 2017 to March 2018, Vice President, Research & Education from February 2015 to January 2017, and Vice President, Research from April 2012 to February 2015. Prior to NuVasive, Ms. Howell was involved in research at Orthopedic Biomechanics Laboratory, Beth Israel Deaconess Medical Center in Boston. Ms. Howell received a M.S. degree in Biomedical Engineering from Boston University and a B.A. degree in Engineering Sciences from Dartmouth College.

Craig E. Hunsaker has served as Executive Vice President, People & Culture since September 2016, and General Counsel since March 2017. Prior to joining us, from April 2014 until September 2016, Mr. Hunsaker was a consultant in the areas of human resources and employment law including, from April 2014 to September 2014, Senior Advisor, Human Resources, for General Atomics, a San Diego-based defense contractor. Prior to that, from August 2009 until March 2014, he served as Senior Vice President, Global Human Resources and Vice President, Legal Affairs at NuVasive, Inc. Before joining NuVasive, Inc., Mr. Hunsaker was a practicing lawyer, specializing in trade secret protection and employment law. He was a partner in, and Managing Member of, the San Diego offices of law firms Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and Fish & Richardson, P.C., and an associate in the San Diego offices of law firms Brobeck, Phleger & Harrison, LLP and Cooley LLP, and the Los Angeles office of Morgan, Lewis and Bockius, LLP. He received his Juris Doctorate from Columbia University School of Law, and a B.S. degree in Finance and International Business from Brigham Young University. He is admitted to practice law in all state and federal courts in the State of California.

David P. Sponsel has served as Executive Vice President, Sales since April 2019, having previously held the position of Area Vice President, Sales, South since May 2018. Prior to joining us, Mr. Sponsel held the position of General Manager, Spine Division for Medacta, USA from April 2015 to May 2018, where he was responsible for sales, marketing, product management and product development. Prior to that, he had an exceedingly successful 11-year experience in sales and sales leadership with Stryker Spine, where he was recognized as Sales Director of the Year in 2014. Mr. Sponsel received a B.S. from Indiana State University in Business Management.

Scott Lish has served as Senior Vice President, Research and Development since October 2020, having previously held the position of Vice President, Research and Development since October 2017. Prior to joining us, Mr. Lish held various product development roles at NuVasive, Inc. from 2009 to 2017. He most recently held the position of Director, Development at NuVasive, Inc. where he was responsible for product development of the company’s Thoracolumbar Fixation products. Prior to joining NuVasive, Inc., Mr. Lish worked for 2 years as a Manufacturing Engineer for Zimmer Dental. Mr. Lish received a M.S. degree in Material Science and a B.E. degree in Mechanical Engineering from the Thayer School of Engineering at Dartmouth, as well as a B.A. degree in Engineering Sciences from Dartmouth College.

Joseph Walland has served as Senior Vice President, Global Imaging Solutions since January 2022, having previously held the position of Vice President, Sales Channel Development since December 2020. Prior to joining us, Mr. Walland held the position of U.S. Chief Executive Officer at Medicrea, a full-service spinal technology company focused on data-driven surgical planning and personalized implant offerings, where he led the sale of that company to Medtronic in November 2020. For the thirteen years prior to joining Medicrea, Mr. Walland held various sales and marketing leadership positions at Stryker Spine from 2004 to 2017. He most recently held the position of Area Vice President of Sales-West, where he was responsible for the development and growth of the sales channel for the western half of the U.S. Mr. Walland received a bachelor’s degree in History from Yale University.

Ali Shorooghi has served as Senior Vice President, Marketing since November 2022, having previously held the positions of Vice President, Marketing (from June 2020 to November 2022) and Senior Director, Marketing (from December 2017 to June 2020). Prior to joining us in 2017, Mr. Shorooghi served (from April 2016 to December 2017) as Director, Product Management and Marketing for Casetabs Inc., a provider of Cloud-based surgery coordination and communication applications, which completed a successful exit to Bain Capital in 2017. Prior to Casetabs, Mr. Shorooghi held various Marketing and Product Management roles with increasing responsibility at NuVasive, Inc. from 2009 to 2016, most recently as Senior Group Manager. Mr. Shorooghi received a B.S. degree in Industrial & Systems Engineering with an emphasis in Information & Operations Management from the University of Southern California.

Family Relationships

None of the directors or executive officers is related to any other director or executive officer of the Company by blood, marriage or adoption.

CORPORATE GOVERNANCE MATTERS

Board of Directors Independence

The Board of Directors has determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing requirements: Elizabeth Altman, Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, Karen K. McGinnis, Marie Meynadier, David H. Mowry, David R. Pelizzon, Jeffrey P. Rydin, James L.L. Tullis, and Ward W. Woods.

Board of Directors Leadership Structure

The Board of Directors has no written policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. Our bylaws and corporate governance guidelines provide the Board of Directors with the flexibility to change the structure of the Chairman and Chief Executive Officer positions as and when appropriate. Our Board of Directors makes determinations about leadership structure based on what it believes is best for the Company given specific circumstances. This flexibility allows the Board of Directors to review the structure of the Board of Directors periodically and determine whether to separate the two roles of Chairman and Chief Executive Officer based upon the Company’s needs and circumstances from time to time. The Board of Directors’ decision to combine such roles by appointing Mr. Miles as Chief Executive Officer and Chairman is based on Mr. Miles’ experience successfully serving as both an executive and a director of both private and publicly traded medical device companies and on what the Board of Directors believes is best for the Company.

Under our current governance guidelines, if the director holding the Chairman position is not independent, a Lead Director may be appointed by the independent directors. The Lead Director, among other things, works with the Chairman to set and approve agendas and schedules for meetings of the Board of Directors, serves as a liaison between the Chairman and the independent directors, presides at any meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors and monitors conflicts of interests of all directors. Our governance guidelines provide that independent directors will meet in executive session without management present at the time of each regular Board of Directors meeting and additionally as deemed appropriate or necessary. The Board of Directors believes that this leadership structure helps provide a well-functioning and effective balance between strong company leadership, an independent Lead Director and oversight by active, independent directors. The Board of Directors believes that given the Company’s corporate governance structures and processes, a combined Chairman and Chief Executive Officer position in conjunction with an independent Lead Director provides effective oversight of management by the Board of Directors and results in a high level of management accountability to stockholders. The Board of Directors believes the current leadership structure is appropriate for the Company and promotes the development of long-term strategic plans and facilitates the implementation of such plans.

We believe that we have a strong governance structure in place, including independent directors, to help ensure the powers and duties of each of the Chairman, Chief Executive Officer and Lead Director roles are handled responsibly. Furthermore, consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet as an independent group, with Mr. Berkowitz serving as the Lead Director.

The Chairman of the Board of Directors, with the aid of the Lead Director, provides leadership to the Board of Directors and works with the Board of Directors to define its activities and the calendar for fulfillment of its responsibilities. The Chairman of the Board of Directors approves the meeting agendas after input from management, facilitates communication among members of the Board of Directors and presides at meetings of our Board of Directors and stockholders.

The Chairman of the Board of Directors, the Chair of the Audit Committee, the Chair of the Nominating and Corporate Governance Committee, the Chair of the Compensation Committee, the Chair of the Finance Committee (until it was dissolved in February 2023), and the other members of the Board of Directors work in concert to provide oversight of our management and affairs. The leadership of Mr. Miles fosters a collaborative culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support our decision-making. Our Board of Directors encourages communication among its members and between management and the Board of Directors to facilitate productive working relationships. Working with the Lead Director and other members of the Board of Directors, Mr. Miles also strives to ensure that there is an appropriate balance and focus among key Board of Directors responsibilities such as strategic development, review of operations and risk oversight.

The Board of Directors’ Role in Risk Oversight

The Board of Directors plays an important role in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. In particular, the Board of Directors administers its risk oversight function through: (1) the review and discussion of regular reports to the Board of Directors from its committees and our management team on topics relating to the risks that we face; (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions; (3) the direct oversight of specific areas of our business by the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee; and (4) regular reports from our auditors and outside advisors regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting us to the Board of Directors’ attention.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for discussing the guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, we, under the supervision of the Audit Committee, have established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter in order to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Because of the role of the Board of Directors in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors recognizes that there are multiple leadership structures that could allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Committees of the Board of Directors and Meetings

Our Board of Directors currently has a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Throughout 2022, and until February 2, 2023, our Board of Directors also had a standing Finance Committee. On February 2, 2023, the Board of Directors dissolved the Finance Committee and discharged its members from their roles on that committee. Only independent directors serve on the committees. The table below indicates the current members of each board committee and, in the case of the Finance Committee, the members of that committee during 2022 and until February 2, 2023:

Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Finance Committee

Elizabeth Altman	Chair

Mortimer Berkowitz III, Lead Director		Chair

Quentin Blackford	✓		✓	Chair

Karen K. McGinnis			✓	✓

David H. Mowry	✓			✓

James L.L. Tullis		✓

Ward W. Woods			Chair

Meeting Attendance. During 2022, our full Board of Directors met four times. In addition, the Audit Committee met four times, the Nominating and Corporate Governance Committee met twice, the Compensation Committee met three times and the Finance Committee met three times. During 2022, no director attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors on which he or she served that were held during the periods in which such director served. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged, but not required, to attend each annual meeting of our stockholders. Nine directors attended our Annual Meeting of Stockholders held in 2022.

Audit Committee. This committee currently has three members: Elizabeth Altman (Chair), Quentin Blackford and David H. Mowry. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual and quarterly financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits.

All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and Nasdaq, as such standards apply specifically to members of audit committees. The Board of Directors has designated Ms. Altman and Mr. Blackford as “audit committee financial experts,” as the SEC has defined that term in Item 407 of Regulation S-K.

A copy of the Audit Committee’s written charter is publicly available on our website at www.atecspine.com under “Investor Relations-Governance.” Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee. This committee currently has two members: Mortimer Berkowitz III (Chair) and James L.L. Tullis. Our Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the committee’s written charter and include, among other things: (1) evaluating and making recommendations to the full Board of Directors as to the size and composition of the Board of Directors and its committees and (2) evaluating and making recommendations to the full Board of Directors as to potential director candidates.

With respect to nominations for persons to be elected to our Board of Directors, the committee may consider Board of Directors candidates recommended by our stockholders as well as from other appropriate sources, such as other directors or officers, or third-party search firms. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of our stockholders. Although the Board of Directors has no formal policy regarding diversity, the committee seeks a broad range of perspectives and considers both the personal characteristics (such as gender, ethnicity, and age) and experience (such as industry, professional, and public service) of directors and prospective nominees to the Board of Directors. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2024 Annual Meeting of Stockholders, it must comply with the procedures set forth in our Bylaws and described under “Stockholder Proposals and Nominations for Directors,” including giving timely notice of the nomination in writing to our Corporate Secretary not less than 45 nor more than 75 days prior to the date that is one year from the date on which we first mail our proxy statement relating to our 2023 Annual Meeting of Stockholders. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee, it must make such proposal for such candidate in writing, addressed to the Nominating and Corporate Governance Committee in care of our Corporate Secretary, 1950 Camino Vida Roble, Carlsbad, CA 92008. Submissions must be made by mail, courier or personal delivery and must contain the information set forth in our Nominating and Corporate Governance Committee’s written charter. All members of the Nominating and Corporate Governance Committee qualify as independent directors under the standards promulgated by Nasdaq.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.atecspine.com under “Investor Relations-Governance.”

Compensation Committee. This committee currently has three members: Ward W. Woods (Chair), Quentin Blackford and Karen K. McGinnis. Our Compensation Committee’s role and responsibilities are set forth in the committee’s written charter and include, among other things, reviewing, approving, and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer and conducts its decision-making process with respect to that determination without the presence of the Chief Executive Officer. This committee also administers our equity compensation plans.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.atecspine.com under “Investor Relations-Governance.”

Finance Committee. Throughout 2022, and until February 2, 2023, this committee had three members: Quentin Blackford (Chair), Karen K. McGinnis, and David H. Mowry. The Finance Committee’s role and responsibilities consisted of reviewing, considering, evaluating and approving or making recommendations to the Board of Directors with respect to possible strategic transactions, including, without limitation, debt and equity financing transactions, including with respect to the Company’s outstanding credit facilities and any other debt restructuring activities.

Stockholder Communications to the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to the following address: Attn: Security Holder Communication, Corporate Secretary, Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008. Our Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board of Directors, or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate. Our Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Communications should not exceed 500 words in length and must be accompanied by the following information:

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A statement of the type and amount of the securities of the Company that the person holds;
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Any special interest, meaning an interest not in the capacity as a security holder of the Company, that the person has in the subject matter of the communication; and
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The address, telephone number and e-mail address, if any, of the person submitting the communication.

A copy of our Policy on Security Holder Communications with Directors is publicly available on our website at www.atecspine.com under “Investor Relations-Governance.”

Compensation Practices and Policies Relating to Risk Management

We believe that we do not utilize compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on us. We use common variable compensation designs across all of our business units and divisions, with a significant focus on corporate and business financial performance.

Certain Relationships and Transactions with Related Persons

Our Board has adopted a written related person transactions policy. The Audit Committee reviews transactions that may be “related-person transactions,” which are transactions between our Company or any of our subsidiaries and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case since the beginning of the last fiscal year, and their immediate family members. Our related person transaction policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

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employment-related compensation to executive officers that is determined by the Compensation Committee;
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compensation to non-employee directors that is reported in our proxy statement;
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transactions with another company at which a related persons only relationship is as (a) an employee (other than an executive officer) or director, (b) a beneficial owner of less than 10%, together with his or her Immediate Family Members, of that company’s outstanding equity, or (c) in the case of partnerships, a limited partner, if the limited partner, together with his or her immediate family members, has an interest of less than 10% and the limited partner does not hold another position in the partnership;
•
charitable contributions, grants or endowments to a charitable organization, foundation, or university at which the related person’s only relationship is as an employee (other than an executive officer);
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transactions where the related person’s interest arises solely from the ownership of our publicly traded securities and all holders of such securities receive proportional benefits;
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transactions where the rates or charges involved are determined by competitive bids;
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transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;
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payments made pursuant to (i) directors and officers insurance policies, (ii) our certificate of incorporation or bylaws, and/or (iii) any policy, agreement or instrument previously approved by our Board, such as indemnification agreements.

When transactions involving related persons do not fall into one of the above categories, they are reviewed by our disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee. The Audit Committee reviews the material facts of all related-person transactions and either approves, ratifies, rescinds, or takes other appropriate action (in its discretion) with respect to the transaction. There are no related person transactions to report.

Board of Director Diversity and Disclosure

Nasdaq requires each listed company to have, or explain why it does not have, at least one diverse director, as defined in Nasdaq Rule 5605(f)(1), on its board of directors by December 31, 2023, and at least two diverse directors on its board of directors by December 31, 2025. Our current Board of Directors is in compliance with this requirement. The table below provides certain highlights of the composition of the members of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 19, 2023)
Total Number of Directors:
Part I: Gender Identity
	Female	Male
Directors	3	10
Part II: Demographic Background
White	3	10

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the 2022 compensation program for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) at fiscal year-end who were our most highly compensated executive officers (our “Named Executive Officers” or "NEOs"). For 2022, our Named Executive Officers were:

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Patrick S. Miles, our President, Chief Executive Officer and Chairman of our Board of Directors (our “CEO”);
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J. Todd Koning, our Executive Vice President and Chief Financial Officer;
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Craig E. Hunsaker, our Executive Vice President, People & Culture and General Counsel;
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David Sponsel, our Executive Vice President, Sales; and
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Eric Dasso, our Executive Vice President, Adjunctive Technologies.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2022. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in 2022 and discusses the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

Who We Are

We are a medical technology company focused on the design, development, and advancement of technology for better surgical treatment of spinal disorders. Through our wholly owned subsidiaries, Alphatec Spine, Inc., SafeOp Surgical, Inc., and EOS imaging S.A., our mission is to revolutionize the approach to spine surgery through clinical distinction. We are focused on developing new approaches that integrate seamlessly with our expanding Alpha InformatiX™ product platform to better inform surgery and to achieve the goals of spine surgery more predictably and reproducibly. We have a broad product portfolio designed to address the spine’s various pathologies. Our ultimate vision is to be the standard bearer in spine.

2022 Business Highlights

2022 was a strong year for us, marked by significant achievements across our business. 2022 business highlights included the following:

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Total revenue of $351 million, an increase of 44% year-over-year.
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A fourth consecutive year of surgical revenue growth in excess of 25%.
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A four-year revenue compound annual growth rate of 40%.
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The launch of over 10 new products, including our first expandable implant.
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Expanding lateral procedural sophistication through our flagship approach, the prone transpsoas ("PTP™") approach, and our lateral transpsoas ("LTP") with mid-line anterior lumbar interbody fusion approach.
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The training of over 500 surgeons, contributing to a more than 20% increase in surgeon users compared to prior year.

Executive Compensation Highlights

Based on our overall operating environment and these results, the Compensation Committee took the following key actions with respect to the compensation of our Named Executive Officers for and during 2022:

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Base Salaries – Maintained the annual base salary of our CEO at its 2021 level of $700,000 and the annual base salary of our Executive Vice President, Sales at its 2021 level of $400,000 and approved annual base salary increases ranging from 2% to 13% for our other Named Executive Officers.
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Annual Cash Bonuses – Approved annual cash bonus awards of approximately 121% of our CEO's target annual short-term incentive compensation opportunity and 121% to 139% of our other Named Executive Officers' target annual short-term incentive compensation opportunities under our 2022 Annual Short-Term Incentive Compensation Plan.
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Long-Term Incentive Compensation – Granted long-term incentive compensation opportunities in the form of restricted stock unit (“RSU”) awards that may be settled for shares of our common stock and performance-based RSU (“PRSU”) awards that may be earned and settled for shares of our common stock with grant date fair values ranging in the aggregate from approximately $0.9 million to approximately $2.0 million for our Named Executive Officers other than our CEO, and an RSU award and a PRSU award for our CEO with an aggregate grant date fair value of approximately $4.4 million. Both RSU and PRSU awards granted to our Named Executive Officers, including our CEO, are subject to time-based vesting requirements.

Relationship Between Pay and Performance

We design our executive compensation program to align our ability to attract, motivate, and retain our Named Executive Officers with the goal of promoting the interests of our stockholders. To ensure this balance and to motivate and reward individual impact and accountability, we seek to ensure that a meaningful portion of our Named Executive Officers’ target annual total direct compensation opportunity is both “at-risk” and variable in nature.

We emphasize variable compensation that appropriately rewards our Named Executive Officers through the following two principal compensation elements:

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First, we provide the opportunity to participate in our Annual Short-Term Incentive Compensation Plan, which provides cash payments if the organization achieves short-term results aligned with long-term stockholder value creation that meet or exceed certain business objectives set forth in our annual operating plan.
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Second, we grant RSU awards that vest over time and may be settled for shares of our common stock, and PRSU awards that, upon the achievement of specified results and time-based vesting requirements, may be earned and settled for shares of our common stock. The equity awards in the aggregate comprise a majority of the Named Executive Officers' target annual total direct compensation opportunities. The value of these equity awards depends entirely on the value of our common stock, thereby incentivizing our Named Executive Officers to build sustainable long-term value for the benefit of our stockholders.

These variable pay elements ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with the organization's and each Named Executive Officer's actual performance.

We believe that these compensation elements provide balanced incentives for our Named Executive Officers to meet our business objectives and drive long-term growth. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our Named Executive Officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and performance over this period.

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2022:

What We Do:

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Maintain Independent Compensation Committee – The Compensation Committee is comprised solely of independent directors who establish and oversee our compensation policies and practices and who have developed effective means for communicating with our stockholders regarding their executive compensation views and concerns, as described in this proxy statement.
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Annual Executive Compensation Review – The Compensation Committee reviews and approves our compensation strategy annually, including a review of our compensation peer group used for comparative purposes and, beginning in 2023, will conduct an annual review of our compensation-related risk profile, to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.
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Maintain Independent Compensation Advisor – The Compensation Committee has engaged its own compensation consultant to assist with its 2022 compensation review and to assist in the preparation of this Compensation Discussion and Analysis. This consultant performed no other consulting or other services for us in 2022.
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Compensation At-Risk – Our executive compensation program is designed so that a significant portion of our Named Executive Officers’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our Named Executive Officers and stockholders.
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Multi-Year Vesting Requirements – The annual equity awards granted to our Named Executive Officers vest over multi-year periods, consistent with current market practice and our retention objectives.
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“Double-Trigger” Change-in-Control Arrangements – All change-in-control cash severance payments to our Named Executive Officers are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments are paid).
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Health or Welfare Benefits – Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.
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Succession Planning – We review the risks associated with our key executive officer positions, with an eye to ensuring that adequate succession plans are in place.

What We Don’t Do:

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No Executive Retirement Plans – We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers, other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.
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Limited Perquisites – We provide minimal perquisites and other personal benefits to our Named Executive Officers.
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No Tax Payments on Perquisites – We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than on standard relocation and expatriate assignment benefits.

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No Tax Payments on Change-in-Control Arrangements – We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

Stockholder Advisory Vote on Named Executive Officer Compensation

The Board of Directors and the Compensation Committee considered the results of the non-binding stockholder advisory vote on the compensation of our Named Executive Officers conducted at the June 15, 2022 Annual Meeting of Stockholders (the “Say-on-Pay Vote”). As reported in our current report on Form 8-K, filed with the SEC on June 16, 2022, approximately 67% of the votes cast on the Say-on-Pay Vote proposal expressed support for the compensation program offered to our Named Executive Officers.

We value the perspectives of our stockholders and engage with our stockholders and other stakeholders through continuous engagement that is management-led and overseen by the Board of Directors. Following the 2022 Annual Meeting of Stockholders, we performed stockholder outreach on, among other things, the results of the Say-on-Pay Vote. Feedback received from discussions with such stockholders included a request for additional disclosures regarding the Company’s executive compensation program, including disclosure of the measures used to determine executive compensation and the Company’s performance relative to those measures. The Compensation Committee addressed this feedback in this year's proxy statement by outlining performance measures under both short and long-term incentive compensation programs within this Compensation Discussion and Analysis, as well as the ratio of the annual total compensation of Mr. Miles, our CEO, to the median of the annual total compensation of all our employees and an analysis of compensation actually paid to our Named Executive Officers in relation to several financial metrics.

Further, consistent with the results of the advisory vote on the frequency of obtaining a Say-on-Pay Vote, our Board of Directors has elected to conduct the Say-on-Pay Vote annually, thereby giving our stockholders the opportunity to provide feedback on the compensation of our Named Executive Officers each year. We will be conducting our annual Say-on-Pay Vote as described in Proposal No. 5 in this proxy statement at the 2023 Annual Meeting of Stockholders. Our Board of Directors and the Compensation Committee will consider the outcome of the Say-on-Pay Vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future.

Executive Compensation Philosophy and Objectives

We are engaged in a very competitive industry, and our success depends upon our ability to attract, motivate, and retain the most highly qualified executive officers. Accordingly, the Compensation Committee aims to create total compensation packages that are competitive with programs offered by other companies against whom we compete for talent. At the same time, the Compensation Committee believes that the compensation paid to our executive officers should be in some part dependent upon our performance and the value we create for our stockholders. To that end, the Compensation Committee has embraced a philosophy of "pay-for-performance," whereby an individual’s experience, potential, and contribution to our business determines a substantial portion of his or her actual compensation. The Compensation Committee seeks to: (i) provide meaningful incentives for the attainment of specific financial or operational objectives; (ii) reward those executive officers who make substantial contributions to the attainment of those objectives; and (iii) link executive officer compensation with Company and individual performance.

The Compensation Committee’s objectives are to:

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attract, motivate, and retain talented executive officers responsible for the success of our organization;
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provide compensation to our executive officers that is externally competitive, internally equitable, and performance-based; and
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ensure that total compensation levels are reflective of Company and individual performance and provide our executive officers with the opportunity to receive above-market total compensation for exceptional business performance.

The Compensation Committee believes that our executive compensation program reflects our core principles and objectives and rewards our executive officers for our Company’s and their individual performance.

Compensation-Setting Process

Role of Compensation Committee

The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers, including our Named Executive Officers, and the non-employee members of our Board of Directors. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our executive officers, including our Named Executive Officers.

In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies, and makes decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our executive officers, including our Named Executive Officers, when making decisions with respect to their compensation.

The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available at the “Corporate Governance” section of our corporate website.

The Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions with respect to the compensation of our executive officers, including our Named Executive Officers.

Setting Target Total Direct Compensation

Each year, the Compensation Committee conducts an annual review of the compensation arrangements of our executive officers, including our Named Executive Officers, typically during the first quarter of the fiscal year. As part of this review, the Compensation Committee evaluates the base salary levels, target annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities of our executive officers and all related performance criteria.

The Compensation Committee does not establish a specific target for formulating the target annual total direct compensation opportunities of our executive officers. In making decisions about the compensation of our executive officers, including our Named Executive Officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:

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our executive compensation program objectives;
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our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board of Directors;
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each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
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the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•
the prior performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
•
the potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives;

•
our CEO’s compensation relative to that of our executive officers, and compensation parity among our executive officers;
•
our financial performance relative to our peers;
•
the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
•
the recommendations of our CEO with respect to the compensation of our executive officers (except with respect to his own compensation).

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer, including each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer, and business judgment in making their decisions.

The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers, including our Named Executive Officers. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys to gain a general understanding of market compensation levels.

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual total cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our executive officers, including our Named Executive Officers (except with respect to his own compensation), based on his evaluation of their performance for the prior year.

At the beginning of each year, our CEO reviews the performance of our other executive officers, including our other Named Executive Officers, based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The annual business objectives for each executive officer are developed through mutual discussion and agreement between our CEO and the executive officers and take into account the Company’s business objectives, which are reviewed with our Board of Directors.

The Compensation Committee reviews and discusses his proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our executive officers, including our Named Executive Officers. Our CEO also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.

In 2022, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, including our Named Executive Officers, and with the data analysis and selection of the compensation peer group.

During 2022, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services including the following:

•
reviewing, analyzing, and updating our compensation peer group;
•
reviewing and analyzing the base salary levels, target annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities of our executive officers, including our Named Executive Officers, against competitive market data based on the companies in our compensation peer group and selected broad-based compensation surveys;
•
assessing of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;
•
consulting with the Compensation Committee chair and other members between Compensation Committee meetings; and
•
providing support on other ad hoc matters throughout the year.

The terms of Compensia’s engagement include reporting directly to the Compensation Committee chair. Compensia also coordinated with our management for data collection and informal market comparisons for our executive officers, including our Named Executive Officers, and assisted in the preparation of this Compensation Discussion and Analysis. In 2022, Compensia did not provide any other services.

The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services, and the fees associated with the services provided during 2022. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.

Competitive Positioning

The Compensation Committee believes that peer group comparisons are useful guides to evaluate the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of healthcare companies that are similar to us in terms of revenue, market capitalization, and industry focus. The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers, including our Named Executive Officers.

The compensation peer group for 2022, which was developed in January 2022 with the assistance of Compensia, to analyze the compensation of our executive officers, including our Named Executive Officers, was comprised of publicly traded healthcare companies against which we compete for executive talent. In identifying and selecting the companies to comprise the compensation peer group, Compensia considered the following primary criteria:

•
publicly traded companies in the healthcare supplies and healthcare equipment sectors located in the United States;
•
similar revenues – within a range of approximately 0.33x to approximately 3.0x of our trailing four fiscal quarters’ revenue of approximately $213 million; and
•
similar market capitalization – within a range of approximately 0.25x to approximately 4.0x of our then-market capitalization of approximately $1.2 billion.

This compensation peer group for 2022 consisted of the following companies:

Accuray	Cutera	Orthofix Medical
AngioDynamics	Glaukos	OrthoPediatrics
AtriCure	LeMaitre Vascular	SeaSpine Holdings
Atrion	Mesa Laboratories	SI-BONE
AxoGen	Natus Medical	Surmodics
Axonics	Nevro	ViewRay
Cardiovascular Systems	NuVasive	Artivion
OraSure Technologies

The following table summarizes our financial performance relative to our peer group as of December 31, 2022:

	Peer Group Comparison
	Revenue Growth		TSR
	1-Year	3-Year (CAGR)	1-Year	3-Year (CAGR)
75th Percentile	24%	14%	-19%	-5%
50th Percentile	9%	6%	-34%	-10%
25th Percentile	5%	1%	-40%	-18%

Alphatec Holdings Percentile Rank	89%	95%	96%	97%
(1)
1-Year and 3-Year Revenue is for the trailing four and twelve quarters, respectively, as of December 31, 2022 and total shareholder return ("TSR") is calculated as of December 31, 2022.
(2)
1-Year and 3-Year TSR represents cumulative shareholder return on a fixed investment for the period beginning on the last trading day of 2021 and 2019, respectively, through the end of the applicable year, and is calculated assuming the reinvestment of dividends.

The Compensation Committee used data drawn from the companies in our compensation peer group, as well as data drawn from the Radford Global Technology Survey database, to evaluate the competitive market when determining the target annual total direct compensation packages for our executive officers, including our Named Executive Officers, including base salary, target annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities.

The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Compensation Elements

Generally, our executive compensation program consists of three principal elements – base salary, annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities in the form of equity awards:

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain executives by providing fixed compensation amounts that are competitive in the market and reward performance
Annual Short-Term Incentive Compensation	Variable	Cash	Designed to motivate our executives to achieve annual business objectives and provide financial incentives when we meet or exceed these annual objectives
Long-Term Incentive Compensation	Variable	Equity awards in the form of RSU awards that may be settled for shares of our common stock and PRSU awards that may be earned and settled for shares of our common stock	Designed to align the interests of our executives and our stockholders by motivating them to create sustainable long-term stockholder value

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers, including our Named Executive Officers, and is an important element of compensation intended to attract, motivate, and retain highly talented individuals. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.

In February 2022, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee determined to adjust the base salaries of each of our executive officers (other than our CEO and our Executive Vice President, Sales) to bring their base salaries to levels that were comparable to those of similarly situated executives in the competitive marketplace.

The base salaries of our Named Executive Officers as determined for 2022 were as follows:

Named Executive Officer	2021 Base Salary ($)	2022 Base Salary ($)	Percentage Adjustment
Patrick S. Miles	700,000	700,000	—
J. Todd Koning	410,000	420,000	2%
Craig E. Hunsaker	450,000	470,000	4%
David P. Sponsel	400,000	400,000	—
Eric Dasso	350,000	395,000	13%
(1)
These base salaries were effective February 1, 2022.
(2)
Pursuant to Mr. Dasso's executed Letter of Assignment dated September 27, 2021, for his assignment in Paris, France for the period from August 2021 through July 2022, Mr. Dasso received a cost-of-living adjustment in the amount of $2,500 per month (approximately $17,500 for 2022) which is included in the "2022 Base Salary" amount disclosed above.

The base salaries paid to our Named Executive Officers during 2022 are set forth in the “Executive Officer and Director Compensation – Summary Compensation Table” below.

Annual Short-Term Incentive Compensation

We use an annual short-term incentive compensation plan to motivate our executive officers, including our Named Executive Officers, to achieve our annual business goals. In February 2022, the Compensation Committee approved the 2022 Annual Short-Term Incentive Compensation Plan to provide incentives for our executive officers to meet or exceed the principal business objectives set forth in our 2022 annual operating plan. Pursuant to the 2022 Annual Short-Term Incentive Compensation Plan, the Compensation Committee established a target annual short-term incentive compensation opportunity for each participant in the plan with respect to our 2022 performance.

Target Annual Short-Term Incentive Compensation Opportunities

For purposes of the 2022 Annual Short-Term Incentive Compensation Plan, cash bonuses were to be based upon a specific percentage of each executive officer’s annual base salary for the year. In February 2022, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the target annual short-term incentive compensation opportunities of our executive officers, including our Named Executive Officers, who were participants in the plan, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own target annual short-term incentive compensation opportunity), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee determined to set the target annual short-term incentive compensation opportunities for our Named Executive Officers for 2022 as follows:

Named Executive Officer	2022 Target Annual Short-Term Incentive Compensation Opportunity (as a percentage of annual base salary)	2022 Target Annual Short-Term Incentive Compensation Opportunity ($)
Patrick S. Miles	100%	700,000
J. Todd Koning	70%	294,000
Craig E. Hunsaker	70%	329,000
David P. Sponsel	70% - 100%	280,000 - 400,000
Eric Dasso	50%	197,500

Potential annual cash bonuses for our executive officers, including our Named Executive Officers, under the 2022 Annual Short-Term Incentive Compensation Plan could range from zero to 150% of their target annual short-term incentive compensation opportunity.

Corporate Performance Measures

Participants in the 2022 Annual Short-Term Incentive Compensation Plan were eligible to receive a bonus payment based upon the attainment of one or more corporate performance measures that were established and approved by the Compensation Committee and which related to financial objectives that were important to us. The 2022 Annual Short-Term Incentive Compensation Plan was funded based on our actual results for the year as evaluated against these corporate performance measures.

In February 2022, the Compensation Committee selected two corporate performance measures for the 2022 Annual Short-Term Incentive Compensation Plan: revenue and adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”). The Compensation Committee believed these corporate performance measures were appropriate because, in its view, they were strong indicators of successful execution of our annual operating plan and they provided a strong emphasis on revenue growth while managing our investments and strengthening our customer and employee relationships. The Compensation Committee believed these measures would also most directly influence the creation of sustainable long-term stockholder value.

For purposes of the 2022 Annual Short-Term Incentive Compensation Plan:

•
“revenue” meant our global revenue, as reflected in our audited financial statements for 2022; and
•
“adjusted EBITDA” meant our net loss, as reflected in our audited financial statements for 2022, before the cost of bonuses, and excluding depreciation, amortization, stock compensation, and other non-recurring charges.

In February 2022, the Compensation Committee established a target performance level for revenue and adjusted EBITDA, with 75% and 25% weighting, respectively. The bonus award increased or decreased in relation to a table of incremental amounts for both revenue and adjusted EBITDA performance measures. We believe target performance levels were set to require diligent and consistent efforts for the year. Aggressive target performance measures were established, with the revenue target exceeding the prior year's target by approximately 30%. Revenue targets were adjusted to exclude the impact of any business combinations in the years analyzed. In order to earn any payout with respect to the revenue performance measure, a minimum of 90% of target performance had to be achieved. The Compensation Committee also set a similarly challenging target and threshold levels for adjusted EBITDA.

In addition, the Compensation Committee could exercise its discretion to adjust the annual bonus payment by identifying the base payment for Company performance based on a matrix that it also approved in February 2022, modified by an increase of up to 50% or a decrease of up to 100% for individual performance.

Annual Cash Bonus Payments

Under the 2022 Annual Short-Term Incentive Compensation Plan, payments were to be made based on our performance with respect to each of the corporate performance measures and the extent to which each objective was achieved for the year, subject to the exercise of discretion as described above. The percentage achievement, and the corresponding payment levels, with respect to the corporate performance measures were as follows:

Corporate Performance Measure	Weighting	Percentage Payout	Weighted Percentage Payout
Revenue	75%	126%	94%
Adjusted EBITDA	25%	66%	17%
Aggregated Percentage Payment			111%

As a result, our Named Executive Officers received annual cash bonus payments equal to approximately 120% to 139% of their target annual short-term incentive compensation opportunities. This was comprised of 111% funding from the Company’s corporate performance measures in addition to the exercise of incremental discretion by the Compensation Committee, as described above. The following table sets forth the target annual short-term incentive compensation opportunities and the actual cash bonus payments made to our Named Executive Officers for 2022:

Named Executive Officer	2022 Target Annual Short-Term Incentive Compensation Opportunity (as a percentage of annual base salary)	2022 Target Annual Short-Term Incentive Compensation Opportunity ($)	2022 Actual Annual Cash Bonus Payment (as a percentage of the 2022 Target Annual Short-Term Incentive Compensation Opportunity)	2022 Actual Annual Cash Bonus Payment ($)
Patrick S. Miles	100%	700,000	121%(1)	850,000
J. Todd Koning	70%	294,000	122%(1)	360,000
Craig E. Hunsaker	70%	329,000	122%(1)	400,000
David P. Sponsel	70% - 100%	280,000 - 400,000	121%(2)	410,000
Eric Dasso	50%	197,500	139%(3)	275,000
(1)
The actual cash bonus payment as a percentage of the 2022 target annual short-term incentive compensation opportunity is comprised of approximately 111% funding based on the achievement of target performance levels, as described above, and approximately 10% to 11% based on individual performance determined in the discretion of the Compensation Committee.
(2)
Mr. Sponsel’s actual cash bonus payment was determined as the midpoint of his target range ($340,000). His actual cash bonus payment as a percentage of his 2022 target annual short-term incentive compensation opportunity is comprised of approximately 111% funding based on the achievement of target performance levels, as described above, and approximately 10% based on individual performance determined in the discretion of the Compensation Committee.
(3)
Mr. Dasso’s actual cash bonus payment as a percentage of his 2022 target annual short-term incentive compensation opportunity is comprised of approximately 111% funding based on the achievement of target performance levels, as described above, and approximately 28% based on individual performance determined in the discretion of the Compensation Committee. The Compensation Committee considered Mr. Dasso's performance during his expatriate assignment in 2022 in determining his actual cash bonus payment.

The annual cash bonus payments awarded to our Named Executive Officers for 2022 are set forth in the “Executive Officer and Director Compensation – Summary Compensation Table” below.

Long-Term Incentive Compensation

As a medical device company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, motivate, and retain qualified and experienced executive officers. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executive officers without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our executive officers, including our Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our stockholders. Equity awards also help us retain our executive officers in a highly competitive market.

In 2022, we used PRSU awards subject to both the achievement of global revenue growth goals and time-based vesting requirements that may be settled for shares of our common stock and RSU awards with time-based vesting requirements that may be settled for shares of our common stock to motivate, reward and retain our executive officers, including our Named Executive Officers, for long-term increases in the value of our common stock. The Compensation Committee believes that PRSU awards that are earned over a specified performance period based on the Company’s performance directly align our executive officers’ interests with those of our stockholders because the executive officers’ benefit from PRSU awards only if certain pre-established performance goals are achieved, and the value of said PRSU awards appreciates only as stockholder return increases. The PRSU awards granted in 2022 were to be earned contingent upon the successful attainment of pre-established revenue goals over the course of a one-year performance period and the award recipient’s continued employment with us over a multi-year period. The Compensation Committee further believes that because RSU awards have value to the recipient even in the absence of stock price appreciation, we are able to incentivize and retain our executive officers using fewer shares of our common stock than would be necessary if we used stock options to provide an equity stake in the Company. Further, since the value of RSU awards increases with any increase in the value of the underlying shares, RSU awards also provide incentives to our executive officers that are aligned with the interests of our stockholders.

To date, the Compensation Committee has not applied a rigid formula in determining the size of the equity awards to be granted to our executive officers, including our Named Executive Officers. Instead, in making these decisions, the Compensation Committee has exercised its judgment as to the amount of the awards after considering a competitive market analysis prepared by its compensation consultant, the outstanding equity holdings of each executive officer (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives), the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group, the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group, as well as the other factors described in “Compensation-Setting Process — Setting Target Total Direct Compensation” above. Based upon these factors, the Compensation Committee determines the size of each award at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

2022 Annual Equity Awards

In February 2022, as part of its annual review of our executive compensation program, and after taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own equity award), as well as the factors described above, the Compensation Committee granted our executive officers, including our Named Executive Officers, PRSU awards with performance and time-based vesting requirements that may be earned and settled for shares of our common stock and RSU awards with time-based vesting requirements that may be settled for shares of common stock.

The equity awards authorized for grant to our Named Executive Officers for 2022 were as follows:

Named Executive Officer	Long-Term Incentive Compensation (total target value) ($)	PRSU Awards (target) (#)	RSU Awards (#)
Patrick S. Miles	4,441,000	210,874	210,874
J. Todd Koning	1,267,000	60,161	60,161
Craig E. Hunsaker	2,054,000	97,531	97,531
David P. Sponsel	1,377,000	65,385	65,385
Eric Dasso	968,400	45,983	45,983

PRSU Awards

The PRSU awards are earned over a one-year performance period ending on December 31, 2022, based on our year-over-year global revenue growth from 2021 to 2022, based on a matrix which provides as follows:

Year-over-Year Global Revenue Growth	Percentage of Goal Achieved	PRSU Award Multiplier (1)
Equal or Greater than 40%	Equal or Greater than 133%	1.5
30%	100%	1
Less Than or Equal to 20%	Less Than or Equal to 67%	0
(1)
Linear interpolation is to be applied between these data points.

Upon being earned, the PRSU awards vest ratably over a three-year period, with one-third of the total number of earned units vesting on the first, second and third anniversaries of the date of grant, contingent upon the Named Executive Officer's continued employment with or service to the Company through each vesting date. Upon vesting, the PRSU awards may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

RSU Awards

The RSU awards granted to our executive officers including our Named Executive Officers, vest ratably over a three-year period, with one-third of the total number of units vesting on the first, second and third anniversaries of the date of grant, contingent upon the executive officer’s continued employment with or service to the Company through each vesting date. Upon vesting, the RSU awards may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

Results of 2022 PRSU Awards

On February 1, 2023, the Compensation Committee determined that our year-over-year global revenue growth was 44% and consequently, 141% of our global revenue growth goal had been achieved. Accordingly, our Named Executive Officers had earned 150% of their PRSU awards, as follows:

Named Executive Officer	PRSU Awards (target) (#)	Percentage of Financial Performance Measure Achieved	Number of Units Earned (#)	Percentage of Target Number of Units Earned
Patrick S. Miles	210,874	141%	316,311	150%
J. Todd Koning	60,161	141%	90,242	150%
Craig E. Hunsaker	97,531	141%	146,297	150%
David P. Sponsel	65,385	141%	98,078	150%
Eric Dasso	45,983	141%	68,975	150%

One-third of the earned units vested on February 24, 2023, the first anniversary of the date of grant of the PRSU awards, one-third of the earned units will vest on February 24, 2024, the second anniversary of the date of grant of the PRSU awards, and one-third of the earned units will vest on February 24, 2025, the third anniversary of the date of grant of the PRSU awards, contingent upon the Named Executive Officer’s continued employment with or service to the Company through each vesting date. Upon vesting, the PRSU award may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

The equity awards granted to our Named Executive Officers during 2022 are set forth in the “Executive Officer and Director Compensation – Summary Compensation Table” and the “Executive Officer and Director Compensation – Grants of Plan-Based Awards Table” below.

Health and Welfare Benefits

Our executive officers, including our Named Executive Officers, are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits, and reimbursement for mobile phone coverage.

We also maintain a Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides eligible employees, such as our executive officers, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the Section 401(k) Plan as of the first day of the month following the date they meet the plan’s eligibility requirements. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code (the “Code”). All participants’ interests in their deferrals are 100% vested when contributed. The Section 401(k) Plan permits us to make matching contributions and profit-sharing contributions to eligible participants and, currently, we match 50% of an eligible employee’s first 5% of contributions.

We also provide expatriate benefits to our employees who take an international assignment, such as the payment of relocation expenses, housing, tax preparation fees and tax equalization costs. In 2022, Mr. Dasso was the only Named Executive Officer on an expatriate assignment and, as a result, received expatriate benefits.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our Named Executive Officers, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2022, none of our Named Executive Officers received perquisites or other personal benefits in an amount that was $10,000 or more.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Employment Arrangements

We have entered into written employment agreements with each of our executive officers, including each of our Named Executive Officers. Each of these agreements was approved on our behalf by either our Board of Directors or the Compensation Committee. We believe that these arrangements were necessary to secure the service of these individuals in a highly competitive job market.

Each of these employment agreements does not have a specific term, provides for “at will” employment (meaning that either we or the executive officer may terminate the employment relationship at any time without cause) and generally sets forth the executive officer’s initial base salary, target annual short-term incentive compensation opportunity, eligibility to receive equity awards as determined in the discretion of our Board of Directors or the Compensation Committee, and eligibility to participate in our employee welfare and benefit programs in effect for similarly situated employees during his or her employment. In addition, certain of the employment offer letters (except in the case of Mr. Sponsel) also provided for a “sign-on” RSU award and, in the case of Mr. Hunsaker, a one-time PRSU award as an inducement to accept employment with the Company.

These employment agreements also provided that each executive officer, including each Named Executive Officer, is eligible for severance payments and benefits upon certain specified terminations of employment, including a termination of employment in connection with a change in control of the Company, under our Severance Agreement and our Change in Control Agreement. These post-employment compensation agreements are discussed in “Post-Employment Compensation” below.

For detailed descriptions of the employment agreements with our Named Executive Officers, see “Potential Payments upon Termination or Change in Control” below.

Post-Employment Compensation

Each of the employment agreements that we have entered into with our executive officers, including our Named Executive Officers, provide that they are eligible for severance payments and benefits upon certain specified terminations of employment, including a termination of employment in connection with a change in control of the Company, under our Severance Agreement and our Change in Control Agreement, in exchange for executing and not revoking our then-standard separation agreement and release of claims (which may include a non-disparagement covenant, non-solicit provisions, an agreement to assist in any litigation matters and other standard terms and conditions).

These agreements provide reasonable compensation in the form of severance pay and certain limited benefits to an executive officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation agreement and release of claims in a form and with terms acceptable to us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements provided by these provisions help maintain our executive officers’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company.

Under the Change in Control Agreement, all cash severance payments in the event of a change in control of the Company are payable only if there is a connected loss of employment by an executive officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, equity award arrangements provide for automatic accelerated vesting upon a change in control.

In the event of a change in control of the Company, to the extent that any of the amounts provided for under the provisions would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, an executive officer will be entitled to receive either: either full payment of benefits under his or her agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer.

We do not use excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our executive officers, including our Named Executive Officers.

We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, are essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the Severance Agreement and the Change in Control Agreement when determining the annual compensation for our executive officers. We do believe, however, that these agreements are necessary to offer compensation packages that are competitive.

For detailed descriptions of the post-employment compensation agreements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments upon Termination or Change in Control” below.

Tax and Accounting Considerations

The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

Under Section 162(m) of the Code, compensation paid to our covered executive officers (including our CEO and Chief Financial Officer), and except for certain grandfathered arrangements and certain compensation paid pursuant to a compensation plan in existence before November 2, 2017 and which is not subsequently modified, will not be deductible to the extent it exceeds $1 million.

While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) beyond the control of the Compensation Committee, no assurances can be given that any compensation paid by us will qualify for the transition relief or be deductible under Section 162(m) even if so intended.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant-date fair value of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for our fiscal year ended December 31, 2022.

Compensation Committee

Ward W. Woods, Chair

Quentin Blackford

Karen K. McGinnis

Compensation Committee Interlocks and Insider Participation

During 2022, Quentin Blackford, Karen K. McGinnis and Ward W. Woods were members of the Compensation Committee, with Mr. Woods acting as Chair. No current member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no current executive officer served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during 2022.

Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the median of the annual total compensation of all our employees (other than our CEO) and the annual total compensation of Patrick S. Miles, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

For the fiscal year ending December 31, 2022, our last completed fiscal year:

•
The median of the annual total compensation of all our employees (other than our CEO) was $100,480.
•
The annual total compensation of Mr. Miles for 2022, as reported in the “Executive Officer and Director Compensation – Summary Compensation Table” in this proxy statement, was $5,948,299.

As a result, for 2022, the ratio of the annual total compensation of Mr. Miles, who served as our CEO for all of 2022, to the median of the annual total compensation of all our employees was 59 to 1. Neither the Compensation Committee nor management of the Company uses the pay ratio measure in making compensation decisions.

To identify the median compensated employee and to determine the annual total compensation of the median employee, we used the following methodology:

•
We selected December 31, 2022, which is within the last three months of 2022, as the date upon which we would identify the median employee.
•
We determined that, as of December 31, 2022, our employee population consisted of 705 individuals working at the Company, with approximately 79% of these individuals located in the U.S. and approximately 21% located in countries around the world. Pursuant to the de minimis exemption for foreign employees as permitted by applicable SEC rules, we excluded 27 employees located in the following 5 countries, which represent approximately 4% of our total employee population: Australia, New Zealand, Canada, Germany, Singapore. After excluding employees in the listed jurisdictions, our adjusted employee population consisted of 678 employees as of December 31, 2022.
•
We identified the median employee using a consistently applied compensation measure ("CACM") that consists of annual base salary or wages and actual short-term incentive compensation payout under the 2022 Annual Short-Term Incentive Compensation Plan. In identifying the median employee, we annualized the compensation values of permanent employees that joined our Company during 2022. Amounts paid in foreign currencies were converted to U.S. Dollars based on the average annual exchange rate as of December 31, 2022. No cost-of-living adjustments were made.
•
After applying our CACM methodology, we identified the median employee. We then identified and calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402 of Regulation S-K, resulting in annual total compensation of $100,480.
•
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2022 in the Summary Compensation Table included in this proxy statement.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid or accrued during the fiscal years ended December 31, 2022, 2021 and 2020, for services rendered to us by our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers in 2022: our President, Chairman and Chief Executive Officer; our Executive Vice President and Chief Financial Officer; our Executive Vice President, People & Culture and General Counsel; our Executive Vice President, Sales and our Executive Vice President, Adjunctive Technologies. We refer to these executive officers as our “Named Executive Officers” elsewhere in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non- Equity Incentive Plan ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Patrick S. Miles	2022	700,000	—	4,356,657	850,000	41,642	5,948,299
President, Chairman and Chief Executive Officer	2021	682,692	—	3,696,750	850,000	37,397	5,266,839
	2020	435,769	—	3,224,266	990,000	33,901	4,683,936
J. Todd Koning	2022	418,846	—	1,242,926	360,000	36,443	2,058,215
Executive Vice President and Chief Financial Officer	2021	283,846	—	3,246,000	350,000	16,819	3,896,665
Craig E. Hunsaker	2022	467,692	—	2,014,990	400,000	41,642	2,924,324
Executive Vice President, People & Culture and General Counsel	2021	438,461	—	2,135,900	375,000	37,505	2,986,866
	2020	277,308	—	671,521	400,000	34,640	1,383,469
David P. Sponsel	2022	400,000	—	1,350,854	410,000	38,188	2,199,042
Executive Vice President, Sales	2021	394,231	—	821,500	400,000	35,312	1,651,043
	2020	336,808	—	776,471	425,000	32,370	1,570,649
Eric Dasso	2022	393,269	—	950,009	275,000	332,163	1,950,441
Executive Vice President, Adjunctive Technologies

(1)
"Stock Awards" consist of RSUs and PRSUs. This column represents the grant date valuation of the awards computed in accordance with the ASC Topic 718 rather than an amount paid to or realized by the Named Executive Officer. The value of PRSUs is based on the target number of shares subject to the award. If the highest level of performance conditions are achieved, the value based on the maximum number of PRSUs issuable to each Named Executive Officer for 2022 is as follows: Mr. Miles – $3,267,000, Mr. Koning – $932,000, Mr. Hunsaker – $1,511,000, Mr. Sponsel – $1,013,000 and Mr. Dasso – $713,000. For more information on how stock awards are valued, see the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 28, 2023.
(2)
"Non-Equity Incentive Plan Compensation" includes bonus amounts earned as of December 31, 2022, but paid in 2023, earned as of December 31, 2021, but paid in 2022 or earned as of December 31, 2020, but paid in 2021.
(3)
"All Other Compensation" for 2022, 2021 and 2022 includes health and health related benefits, disability insurance premiums and matching contributions under our 401(k) retirement savings plan paid by the Company.
(4)
In addition to the items noted in footnote 3 above, "All Other Compensation" in 2022 for Mr. Dasso includes approximately $317,000 in expatriate assignment benefits.

Narrative Disclosure to Summary Compensation Table

Employment and Separation Agreements

Patrick S. Miles

In connection with his appointment, we entered into an employment letter agreement with Mr. Miles, effective as of October 2, 2017, setting forth Mr. Miles’ initial compensation and certain other terms. Mr. Miles’ employment is at-will. Pursuant to his employment letter agreement, Mr. Miles will be paid an annual base salary of $715,000 and he will be eligible to receive an annual target cash bonus equal to 100% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Miles is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

Mr. Miles is party to a severance agreement with us, pursuant to which he will be eligible to receive the following severance and other benefits if his employment with the Company is terminated: (a) the payment of cash severance in a lump sum equal to two times the sum of his regular annual base salary plus his annual target bonus in effect for the calendar year in which the termination of the employment occurs; (b) the payment of premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; (c) the full vesting of all time-based vesting incentive awards granted to Mr. Miles that vest within 24 months of the termination date and the continued eligibility to vest performance-based incentive awards based on the achievement of performance criteria and (d) the extension of the post-termination exercise period for any vested stock options held by Mr. Miles at the date of termination through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards. Mr. Miles’ right to receive the severance and other benefits under the severance agreement is subject to satisfaction of certain conditions set forth in the severance agreement, including (1) the termination of employment is involuntary, except for a termination by Mr. Miles for Good Reason, as defined in the severance agreement, (2) the termination is not due to the death or disability of Mr. Miles, (3) the termination of employment is not for Cause, as defined in the severance agreement, (4) Mr. Miles is not eligible to receive severance benefits under any other agreement of plan offered by the Company or has not agreed to waive severance benefits otherwise available from the Company, and (5) Mr. Miles executed a general release of claims in favor of the Company and returns to the Company all property and equipment assigned to or under control of Mr. Miles.

Under the change in control agreement, in the event Mr. Miles’ employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) two times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Miles in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Miles of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

J. Todd Koning

In connection with his appointment, we entered into an employment letter agreement with Mr. Koning, effective as of April 19, 2021, setting forth Mr. Koning’s initial compensation and certain other terms. Mr. Koning’s employment is at-will. Pursuant to his employment letter agreement, Mr. Koning will be paid an annual base salary of $445,000 and he will be eligible to receive an annual target cash bonus equal to 70% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Koning is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

Pursuant to the employment letter agreement, in connection with the commencement of his employment on April 19, 2021 and pursuant to the terms and conditions of the Company’s 2016 Plan, as amended (as defined below), Mr. Koning received sign-on RSUs covering 150,000 shares of the Company’s common stock (“Sign-On RSUs”), an equity grant of 40,000 RSUs (“2021 RSU Grant”), and an equity grant of 10,000 PRSUs (“2021 PRSU Grant”), with the PRSUs leveraging from 0% to 500% based on the Company’s 2021 U.S. revenue growth. The Sign-On RSUs vest in four equal installments on each of the first four anniversaries of the grant date (April 19, 2021) and the 2021 RSU Grant and 2021 PRSU Grant vests in three equal installments on each of February 18, 2022, February 18, 2023, and February 18, 2024. In addition, the RSUs and the PRSUs will fully vest upon a change in control (as defined in the Inducement Plan) of the Company.

We and Mr. Koning also entered into a severance agreement and a change in control agreement, each effective April 19, 2021. The severance agreement provides that in the event Mr. Koning’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one times the amount of his regular annual base salary; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Mr. Koning at the date of termination will be extended through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards.

Under the change in control agreement, in the event Mr. Koning’s employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) one times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of six months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Koning in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Koning of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

Craig E. Hunsaker

In connection with his appointment, we entered into an employment letter agreement with Mr. Hunsaker, effective as of September 14, 2016, setting forth Mr. Hunsaker’s compensation and certain other terms. Mr. Hunsaker’s employment is at-will. Pursuant to his employment letter agreement, Mr. Hunsaker will be paid an annual base salary of $470,000 and he will be eligible to receive an annual target cash bonus equal to 70% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Hunsaker is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses incurred in connection with his service to the Company.

On February 18, 2021, we entered into a new severance agreement which provides that Mr. Hunsaker will be eligible to receive the following severance and other benefits if his employment with the Company is terminated: (a) the payment of cash severance in a lump sum equal to one and one half times the sum of his regular annual base salary plus his annual target bonus in effect for the calendar year in which the termination of the employment occurs; (b) the payment of premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; (c) the full vesting of all time-based vesting incentive awards granted to Mr. Hunsaker that vest within 18 months of the termination date and the continued eligibility to vest performance-based incentive awards based on the achievement of performance criteria and (d) the extension of the post-termination exercise period for any vested stock options held by Mr. Hunsaker at the date of termination through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards. Mr. Hunsaker’s right to receive the severance and other benefits under the severance agreement is subject to satisfaction of certain conditions set forth in the severance agreement, including (1) the termination of employment is involuntary, except for a termination by Mr. Hunsaker for Good Reason, as defined in the severance agreement, (2) the termination of employment is not due to the death or disability of Mr. Hunsaker, (3) the termination is not for Cause, as defined in the severance agreement, (4) Mr. Hunsaker is not eligible to receive severance benefits under any other agreement of plan offered by the Company or has not agreed to waive severance benefits otherwise available from the Company, and (5) Mr. Hunsaker executed a general release of claims in favor of the Company and returns to the Company all property and equipment assigned to or under control of Mr. Hunsaker.

We and Mr. Hunsaker also entered into a change in control agreement, effective September 14, 2016. Under the change in control agreement, in the event Mr. Hunsaker’s employment is terminated without cause or for good reason (each as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) a payment of cash severance in a lump-sum equal to the sum of (x) two times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Hunsaker in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Hunsaker of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will vest (with any performance awards vesting as set forth in the applicable award agreements); and (d) the post-termination exercise period for any vested stock options held by Mr. Hunsaker at the date of termination will be extended through the later of (x) 24 months after his date of termination or (y) the remaining term of such awards (provided that if his stock options are terminated or cashed-out in connection with a change in control, he shall receive a lump sum cash payment equal to the time value of such stock options (i.e., as determined under the Black-Scholes method) inclusive of the economic value for the extended post-termination exercise period).

David P. Sponsel

In connection with his appointment, we entered into an employment letter agreement with Mr. Sponsel, effective as of April 1, 2019, setting forth Mr. Sponsel’s initial compensation and certain other terms. Mr. Sponsel’s employment is at-will. Pursuant to his employment letter agreement, Mr. Sponsel will be paid an annual base salary of $400,000 and he will be eligible to receive an annual target cash bonus equal to 70% - 100% of his annual base salary upon the Company’s and his achievement of goals and sales quotas to be established by the Board of Directors each fiscal year. As part of his employment letter, Mr. Sponsel, who agreed to relocate to the Company’s headquarters in Carlsbad, CA, was provided with a relocation allowance of up to $100,000 to cover certain costs associated with his relocation, subject to certain conditions as set forth in the employment letter. Mr. Sponsel is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

We and Mr. Sponsel also entered into a severance agreement and a change in control agreement, each effective April 1, 2019. The severance agreement provides that in the event Mr. Sponsel’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one times the amount of his regular annual base salary; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Mr. Sponsel at the date of termination will be extended through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards.

Under the change in control agreement, in the event Mr. Sponsel’s employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) one times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Sponsel in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Sponsel of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

Eric Dasso

In connection with his appointment, we entered into an employment letter agreement with Mr. Dasso, effective as of August 5, 2019, setting forth Mr. Dasso’s initial compensation and certain other terms. Mr. Dasso’s employment is at-will. Pursuant to his employment letter agreement, Mr. Dasso will be paid an annual base salary of $395,000 and he will be eligible to receive an annual target cash bonus equal to 50% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Dasso is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

We and Mr. Dasso also entered into a severance agreement and a change in control agreement, each effective August 5, 2019. The severance agreement provides that in the event Mr. Dasso’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one times the amount of his regular annual base salary; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Mr. Dasso at the date of termination will be extended through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards.

Under the change in control agreement, in the event Mr. Dasso’s employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) one times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Dasso in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Dasso of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

Grants of Plan-Based Awards

The following table contains information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2022.

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick S. Miles
2022 Annual Short-Term Incentive Compensation	—	—	700,000	1,050,000	—	—	—	—	—
2022 Performance RSUs	2/24/2022	—	—	—	—	210,874	316,311	—	2,178,328
2022 RSUs	2/24/2022	—	—	—	—	—	—	210,874	2,178,328

J. Todd Koning
2022 Annual Short-Term Incentive Compensation	—	—	294,000	441,000	—	—	—	—	—
2022 Performance RSUs	2/24/2022	—	—	—	—	60,161	90,242	—	621,463
2022 RSUs	2/24/2022	—	—	—	—	—	—	60,161	621,463

Craig Hunsaker
2022 Annual Short-Term Incentive Compensation	—	—	329,000	493,500	—	—	—	—	—
2022 Performance RSUs	2/24/2022	—	—	—	—	97,531	146,297	—	1,007,495
2022 RSUs	2/24/2022	—	—	—	—	—	—	97,531	1,007,495

David P. Sponsel
2022 Annual Short-Term Incentive Compensation	—	—	400,000	600,000	—	—	—	—	—
2022 Performance RSUs	2/24/2022	—	—	—	—	65,385	98,078	—	675,427
2022 RSUs	2/24/2022	—	—	—	—	—	—	65,385	675,427

Eric Dasso
2022 Annual Short-Term Incentive Compensation	—	—	197,500	296,250	—	—	—	—	—
2022 Performance RSUs	2/24/2022	—	—	—	—	45,983	68,975	—	475,004
2022 RSUs	2/24/2022	—	—	—	—	—	—	45,983	475,004

(1)
Represents the hypothetical payments possible under our 2022 Annual Short-Term Incentive Compensation Plan based upon the combined achievement of corporate performance measures over fiscal year 2022. Under the 2022 Annual Short-Term Incentive Compensation Plan, payments are determined by multiplying each Named Executive Officer's target bonus by a factor determined by achievement of specific performance goals. The amounts actually paid to our Named Executive Officers for 2022 are set forth above in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation" and the calculation of the actual amounts paid is discussed in the section titled "Compensation Discussion and Analysis - Annual Cash Bonus Payments".
(2)
Represents the hypothetical payments possible under our Named Executive Officer's respective equity incentive awards as described in the section titled "Compensation Discussion and Analysis - Long-Term Incentive Compensation".
(3)
Represents the grant date valuation of the awards computed in accordance with the ASC Topic 718 rather than an amount paid to or realized by the Named Executive Officer. The value of PRSUs is based on the target number of shares subject to the award. If the highest level of performance conditions are achieved, the value based on the maximum number of PRSUs issuable to each Named Executive Officer for 2022 is as follows: Mr. Miles – $3,267,000, Mr. Koning – $932,000, Mr. Hunsaker – $1,511,000, Mr. Sponsel – $1,013,000 and Mr. Dasso – $713,000. For more information on how stock awards are valued, see the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 28, 2023.

Option Exercises and Stock Vested

The following table includes certain information with respect to stock awards vested for our Named Executive Officers during the fiscal year ended December 31, 2022. No option awards were exercised by our Named Executive Officers during the fiscal year ended December 31, 2022.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise (#)	Number of shares acquired on vesting (#)	Value realized on vesting (1)($)
Patrick S. Miles	—	—	1,033,285	10,182,878
J. Todd Koning	—	—	68,100	785,890
Craig E. Hunsaker	—	—	285,144	2,857,081
David P. Sponsel	—	—	178,630	1,800,999
Eric Dasso	—	—	95,123	1,008,848
(1)
The amounts shown in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information regarding grants of stock options and unvested stock awards that were outstanding and held by our Named Executive Officers as of December 31, 2022.

	Option Awards (1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares,Units or Other Rights That Have Not Vested ($)(3)
Patrick S. Miles	7/30/2018	721,193		—	2.69	7/30/2028	—		—	—		—
	5/13/2019	—		—	—	—	—		—	312,500	(4)	3,859,375
	5/13/2019	—		—	—	—	—		—	359,375	(5)	4,438,281
	4/22/2020	—		—	—	—	144,483	(7)	1,784,365	—		—
	4/22/2020	—		—	—	—	—		—	145,944	(7)	1,802,408
	2/17/2021	—		—	—	—	33,000	(7)	407,550	—		—
	2/17/2021	—		—	—	—	—		—	577,500	(7)	7,132,125
	2/24/2022	—		—	—	—	210,874	(7)	2,604,294	—		—
	2/24/2022	—		—	—	—	—		—	316,311	(7)	3,906,441

J. Todd Koning	4/19/2021	—		—	—	—	112,500	(4)	1,389,375	—		—
	4/19/2021	—		—	—	—	26,400	(8)	326,040	—		—
	4/19/2021	—		—	—	—	—		—	33,000	(8)	407,550
	2/24/2022	—		—	—	—	60,161	(7)	742,988	—		—
	2/24/2022	—		—	—	—	—		—	90,242	(7)	1,114,483

Craig E. Hunsaker	2/21/2017	125,000	(2)	—	3.09	2/21/2027	—		—	—		—
	6/15/2017	33,576	(2)	—	1.93	6/15/2027	—		—	—		—
	7/26/2017	193,000		—	1.68	7/26/2027	—		—	—		—
	7/30/2018	114,550		—	2.69	7/30/2028	—		—	—		—
	5/13/2019	—		—	—	—	—		—	57,020	(4)	704,197
	5/13/2019	—		—	—	—	—		—	57,020	(6)	704,197
	4/22/2020	—		—	—	—	27,580	(7)	340,613	—		—
	4/22/2020	—		—	—	—	—		—	27,860	(7)	344,071
	2/17/2021	—		—	—	—	33,000	(7)	407,550	—		—
	2/17/2021	—		—	—	—	—		—	264,000	(7)	3,260,400
	2/24/2022	—		—	—	—	97,531	(7)	1,204,508	—		—
	2/24/2022	—		—	—	—	—		—	146,297	(7)	1,806,762

David P. Sponsel	5/29/2018	7,813		—	3.86	5/29/2028	—		—	—		—
	11/2/2018	7,187		—	3.17	11/2/2028	—		—	—		—
	5/13/2019	—		—	—	—	—		—	68,750	(4)	849,063
	5/13/2019	—		—	—	—	—		—	68,750	(6)	849,063
	4/22/2020	—		—	—	—	35,709	(7)	441,006	—		—
	4/22/2020	—		—	—	—	—		—	36,071	(7)	445,477
	2/17/2021	—		—	—	—	26,400	(7)	326,040	—		—
	2/17/2021	—		—	—	—	—		—	33,000	(7)	407,550
	2/24/2022	—		—	—	—	65,385	(7)	807,505	—		—
	2/24/2022	—		—	—	—	—		—	98,078	(7)	1,211,257

Eric Dasso	8/5/2019	20,833		4,167	5.18	8/5/2029	—		—	—		—
	8/5/2019	—		—	—	—	25,000	(4)	308,750	—		—
	4/22/2020	—		—	—	—	23,467	(7)	289,817	—		—
	4/22/2020	—		—	—	—	—		—	23,705	(7)	292,757
	2/17/2021	—		—	—	—	19,800	(7)	244,530	—		—
	2/17/2021	—		—	—	—	—		—	24,750	(7)	305,663
	2/24/2022	—		—	—	—	45,983	(7)	567,890	—		—
	2/24/2022	—		—	—	—	—		—	68,975	(7)	851,835

(1)
Except as described below, all unvested option awards vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remainder of the options vesting monthly over the subsequent three years, provided that the executive remains employed as of the applicable vesting date. In addition, the stock options will fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the executive’s death or disability. All option awards have a term of ten years from the date of grant.
(2)
The option award will vest monthly over three years, provided that the executive remains employed as of the applicable vesting date. In addition, the stock options will fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the executive’s death or disability. All option awards have a term of ten years from the date of grant.
(3)
Except as described below, the amount is based on the December 31, 2022 closing price of $12.35 per share of our common stock on Nasdaq.
(4)
The RSU award will vest in four equal installments on each of the first four anniversaries of the Grant Date, subject to the recipient’s continuous service to the Company on such vesting dates. In addition, the RSU award will fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the recipient’s death or disability.
(5)
No portion of any vested award shall be exercisable at any time following the grant date through June 30, 2023 unless and until the publicly traded stock price for the securities underlying the award is at or above $6.18 per share at market close on June 30, 2023. Should the publicly traded stock price for the Company’s common stock be below $6.18 per share at market close on June 30, 2023, no part or portion of the RSU award will vest and the RSU award will expire and terminate.
(6)
No portion of any vested award shall be exercisable at any time during the first four years following the grant date unless and until the publicly traded stock price for the securities underlying the award is at or above $6.18 per share at market close on such fourth anniversary of the grant date. Should the publicly traded stock price for the Company’s common stock be below $6.18 per share at market close on such fourth anniversary of the grant date, no part or portion of the RSU award will vest and the RSU award will expire and terminate.
(7)
The RSU award will vest in three equal installments on each of the first three anniversaries of the Grant Date, subject to the recipient’s continuous service to the Company on such vesting dates. In addition, the RSU award will fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the recipient’s death or disability.
(8)
The RSU award will vest in three equal installments on each of the first three anniversaries of February 18, 2021, subject to the recipient’s continuous service to the Company on such vesting dates. In addition, the RSU award will fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the recipient’s death or disability.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Pay Versus Performance

As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable "pay-for-performance" philosophy. The measures that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our Named Executive Officers to increase the value of our enterprise for our stockholders.

The following table sets forth information regarding the compensation provided to our principal executive officer and performance of our Company during the last three fiscal years.

Year(1)	Summary Compensation Table Total for CEO/PEO ($)	Compensation Actually Paid to CEO/PEO ($)(2)	Average Summary Compensation Table for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Loss ($ thousands)	Total Revenue ($ thousands)(5)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)
2022	5,948,299	7,374,460	2,283,006	3,044,347	173.94	121.80	(152,149)	350,867
2021	5,266,839	8,273,363	2,844,858	3,144,984	160.99	151.64	(144,326)	243,212
2020	4,683,936	23,639,741	1,477,059	5,761,467	204.51	122.39	(78,994)	144,861
(1)
The CEO/PEO and Non-PEO Named Executive Officers included in the above compensation columns reflect the following:

Year	CEO/PEO	Non-PEO/NEOs
2022	Patrick S. Miles	J. Todd Koning, Craig E. Hunsaker, David P. Sponsel, Eric Dasso
2021	Patrick S. Miles	J. Todd Koning, Craig E. Hunsaker, David P. Sponsel
2020	Patrick S. Miles	Craig E. Hunsaker, David P. Sponsel
(2)
"Compensation Actually Paid" to the CEO/PEO reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

Adjustments to Determine Compensation "Actually Paid" for CEO/PEO	2022 ($)	2021 ($)	2020 ($)
Total Reported in Summary Compensation Table	5,948,299	5,266,839	4,683,936
Less Amounts Reported under the "Stock Awards Column" in the Summary Compensation Table	4,356,657	3,696,750	3,224,266
Less Amounts Reported under the "Option Awards" Column in the Summary Compensation Table	—	—	—
Plus the Fair Value of Awards Granted during covered year that Remain Unvested as of Year-end	6,510,735	10,572,750	12,714,583
Plus the Fair Value of Awards Granted during covered year that Vested during covered year	—	—	125,793
Plus the Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to covered year that were Outstanding and Unvested as of Year-end	1,116,353	(4,423,380)	10,733,420
Plus the Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to covered year that Vested during covered year	(1,844,270)	553,904	(1,393,725)
Total Adjustments	1,426,161	3,006,524	18,955,805
Compensation Actually Paid	7,374,460	8,273,363	23,639,741
(3)
The average "Compensation Actually Paid" to the Non-PEO Named Executive Officers reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

Adjustments to Determine Average Compensation "Actually Paid" for Non-PEO NEOs	2022 ($)	2021 ($)	2020 ($)
Total Reported in Summary Compensation Table	2,283,006	2,844,858	1,477,059
Less Amounts Reported under the "Stock Awards Column" in the Summary Compensation Table	1,389,695	2,067,800	723,996
Less Amounts Reported under the "Option Awards" Column in the Summary Compensation Table	—	—	—
Plus the Fair Value of Awards Granted during covered year that Remain Unvested as of Year-end	2,076,807	2,971,800	2,784,776
Plus the Fair Value of Awards Granted during covered year that Vested during covered year	—	—	45,359
Plus the Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to covered year that were Outstanding and Unvested as of Year-end	266,411	(697,232)	2,408,807
Plus the Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to covered year that Vested during covered year	(192,182)	93,358	(230,538)
Total Adjustments	761,341	300,126	4,284,408
Compensation Actually Paid	3,044,347	3,144,984	5,761,467
(4)
Reflects total shareholder return indexed to $100 for the Nasdaq Medical Equipment Index, which is an industry line peer group reported in the performance graph included in the Company’s 2022 Annual Report on Form 10-K, and assuming reinvestment of all dividends, where applicable.
(5)
Total Revenue, which is a GAAP measure, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our Named Executive Officers, including our CEO, for the most recently completed fiscal year to the Company’s performance.

Relationship Between Financial Performance Measures

The line graphs below compare (i) the compensation actually paid to our CEO/PEO and the average compensation actually paid to our remaining Non-PEO Named Executive Officers, with (ii) our cumulative TSR, (iii) our Peer Group TSR, (iv) our Net Income, and (v) our Total Revenue, in each case, for the fiscal years ended December 31, 2020, 2021, and 2022.

PEO and Average Non-PEO Named Executive Officer Compensation Actually Paid Versus TSR

(in thousands except for TSR, assuming $100 invested on December 31, 2019)

PEO and Average Non-PEO Named Executive Officer Compensation Actually Paid Versus Net Loss

(in thousands)

PEO and Average Non-PEO Named Executive Officer Compensation Actually Paid Versus Total Revenue

(in thousands)

Pay Versus Performance Tabular List of Most Important Financial Performance Measures for All Named Executive Officers for 2022

As described in greater detail in the Compensation Discussion and Analysis included in this proxy statement, the Company's executive compensation program reflects a "pay-for-performance" philosophy. The most important financial performance measures used by the Company to link executive compensation actually paid to our Named Executive Officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

•
Total revenue
•
Adjusted EBITDA
•
Adjusted EBITDA margin.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2022 to each of our current non-employee directors.

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(1)	Total ($)
Elizabeth Altman	65,000	125,927	190,927
Evan Bakst	45,118	125,927	171,045
Andy Barnett (2)	13,104	125,927	139,031
Mortimer Berkowitz	—	—	—
Quentin Blackford	80,500	125,927	206,427
Karen McGinnis	60,500	125,927	186,427
Marie Meynadier	45,000	125,927	170,927
David Mowry	64,000	125,927	189,927
David Pelizzon	45,000	125,927	170,927
Jeff Rydin	45,000	125,927	170,927
James Tullis	50,000	125,927	175,927
Ward Woods	60,000	125,927	185,927
	573,222	1,385,197	1,958,419

(1)
Amounts represent the aggregate grant date fair value of stock awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. The assumptions and methodologies used in the valuation of these awards are discussed in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023.
(2)
Mr. Barnett joined the Board of Directors in June 2022.
(3)
Amounts represent fees paid in cash during 2022.

Employee members of the Board of Directors receive no compensation or remuneration for service on the Company’s Board of Directors or any committee thereof. Our non-employee directors receive a one-time, time-based RSU award granted upon election or appointment to the Board of Directors, with a grant value of $300,000, as determined by the volume weighted average trading price (“VWAP”) of the Company’s stock for the 30-trading day period prior to date of election or appointment (the “Initial Board Grant”) provided, however, that no director elected or appointed to the Board of Directors pursuant to a contractual or agreed-up right to such election or appointment shall receive the Initial Board Grant where such election or appointment of said director is meant to replace or succeed a current director who was elected or appointed to the Board of Directors pursuant to that same contractual or agreed-up right to such election or appointment. The Initial Board Grant vests in three equal installments on each of the first three anniversaries of the grant date, conditioned upon continual service on the Board of Directors.

Our non-employee directors also receive an annual RSU award for service on the Board of Directors with a grant value of $150,000 (the “Annual Board Grant”). For continuing (incumbent) non-employee directors, the Annual Board Grant is granted as of the date of the annual meeting of stockholders, based upon the VWAP of the Company’s stock for the 30-trading day period prior to the grant date. For newly elected or newly appointed, non-employee directors, the Annual Board Grant is granted upon election or appointment to the Board of Directors, with a grant value, as determined by the 30-trading day VWAP prior to date of election or appointment, pro-rated by the number of days from the date of the prior annual meeting of stockholders to the date of the grant, divided by 365. The Annual Board Grant vests on the earlier of (a) the next annual meeting of stockholders and (b) the death or resignation of the director. In the event of death or resignation of the director, the Annual Board Grant vests pro-rated based on the number of actual days served by the director from the time of the grant to such death or resignation, divided by 365.

The following table shows the outstanding and unvested stock awards held at December 31, 2022 by each of our current non-employee directors.

Name	Unvested Stock Awards (#)
Elizabeth Altman	32,421
Evan Bakst	18,546
Andy Barnett	18,546
Mortimer Berkowitz	—
Quentin Blackford	18,546
Karen McGinnis	18,546
Marie Meynadier	32,054
David Mowry	18,546
David Pelizzon	18,546
Jeff Rydin	18,546
James Tullis	18,546
Ward Woods	18,546

Our non-employee directors also receive the following annual cash retainer for service on the Board of Directors, as the Board Chair, as the Lead Director, as a committee Chair and/or as a committee member:

	Member ($)	Chair/Lead Director ($)
Board of Directors	45,000	70,000
Audit Committee	9,500	20,000
Finance Committee (1)	9,500	20,000
Compensation Committee	6,000	15,000
Nominating & Corp. Governance Committee	5,000	10,000

(1)
In February 2023, the Finance Committee was dissolved.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(2)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,502,284	(2)	$3.30	791,085	(3)
Equity compensation plans not approved by security holders (4)	426,043	(5)	$3.89	751,654
Total	2,928,327		$3.39	1,542,739
(1)
Includes awards outstanding under our Amended and Restated 2005 Employee, Director and Consultant Stock Plan (our “2005 Plan”), which expired by its terms in April 2016, and our 2016 Plan.
(2)
Excludes 6,121,644 shares subject to unvested RSU and restricted stock awards under our 2016 Plan as of December 31, 2022. There are no shares subject to unvested RSU and restricted stock awards under our 2005 Plan as of December 31, 2022.
(3)
Includes 791,085 shares remaining available for issuance under our 2016 Plan as of December 31, 2022.
(4)
Includes our Inducement Plan and our Management Objective Strategic Incentive Plan. The material features of our Inducement Plan are described in Note 10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023.
(5)
Excludes 323,921 shares subject to unvested RSU awards under our Inducement Plan as of December 31, 2022 and 32,500 unvested shares issued under our Management Objective Strategic Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below or under the heading “Executive Officer and Director Compensation,” there were no transactions to which we were a party since January 1, 2022 through the date of this proxy statement in which the amount involved exceeds $120,000 and in which our directors, executive officers and, to our knowledge, beneficial owners of more than 5% of our voting securities, or their immediate family members or affiliates, had or will have a direct or indirect material interest.

Agreements with our Officers, Directors and Principal Stockholders

We have entered into indemnification agreements with all of our executive offices and directors. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated Elizabeth Altman, Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, Karen K. McGinnis, Marie Meynadier, Patrick S. Miles, David H. Mowry, David R. Pelizzon, Jeffrey P. Rydin, James L.L. Tullis and Ward W. Woods for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors for a term of one year until the 2024 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Elizabeth Altman, Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, Karen K. McGinnis, Marie Meynadier, Patrick S. Miles, David H. Mowry, David R. Pelizzon, Jeffrey P. Rydin, James L.L. Tullis and Ward W. Woods. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted FOR each nominee at the Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ELIZABETH ALTMAN, EVAN BAKST, MORTIMER BERKOWITZ III, QUENTIN BLACKFORD, KAREN K. MCGINNIS, MARIE MEYNADIER, PATRICK S. MILES, DAVID H. MOWRY, DAVID R. PELIZZON, JEFFREY P. RYDIN, JAMES L.L. TULLIS AND WARD W. WOODS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of a majority of the shares cast affirmatively or negatively on this proposal at the Annual Meeting will be required to ratify the selection of Deloitte. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the results of the vote. Brokerage firms have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Fees of Principal Accounting Firm

The following table presents fees for professional audit services rendered by Deloitte for the audit of our annual financial statements for the fiscal years ended December 31, 2022 and 2021, as applicable, and fees billed for other services rendered by our certifying principal accountant during those periods.

	Fiscal Year 2022	Fiscal Year 2021
Audit fees (1)	$1,323,844	$1,268,038
Audit-related fees	128,787	318,155
Tax fees	110,250	31,500
Total	$1,562,881	$1,299,538
(1)
Represents aggregate fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s periodic filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Pursuant to its charter, it is a primary duty and responsibility of the Audit Committee to pre-approve all audit and non-audit services rendered by our independent registered public accounting firm, and all such services were pre-approved in accordance with its charter during the fiscal years ended December 31, 2022 and 2021. Pursuant to its authorized responsibilities, the Audit Committee generally pre-approves specified services in the defined categories of audit services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of non-audit services by Deloitte was compatible with maintaining the independence of Deloitte and all such services had been preapproved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference.

Audit Committee Report

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte a formal written statement describing all relationships between the Company and Deloitte that might bear on Deloitte’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte any relationships that may impact their objectivity and independence and satisfied itself as to Deloitte’s independence.

The Audit Committee discussed with Deloitte the matters required to be communicated under Auditing Standards No. 1301, as amended, “Communication with Audit Committees.” In addition, with and without management present, the Audit Committee discussed and reviewed the results of Deloitte’s examination of the Company’s 2022 financial statements.

Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of the representation of the Company’s management and the independent registered public accounting firm’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC. The Audit Committee has also recommended, subject to stockholder approval, the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Audit Committee

Elizabeth Altman (Chair)
Quentin Blackford
David H. Mowry

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: APPROVAL OF AMENDMENT OF 2007 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Our stockholders are being asked to approve the amendment of our 2007 Employee Stock Purchase Plan, a copy of which is attached as Appendix A to this proxy statement. The proposed amendment to the 2007 Plan is referred to herein as the “ESPP Amendment” and the 2007 Plan, as amended by the ESPP Amendment is referred to herein as the “Amended ESPP.” The Compensation Committee of our Board of Directors approved the ESPP Amendment on February 1, 2023, to be effective June 14, 2023, subject to stockholder approval. The ESPP Amendment will become effective immediately upon stockholder approval at the Annual Meeting.

If the ESPP Amendment is not approved by our stockholders, the ESPP Amendment will not become effective, the existing 2007 Employee Stock Purchase Plan (the “ESPP”) will continue in full force and effect, and we may continue to grant awards under the ESPP, subject to its terms, conditions and limitations, using the shares remaining available for issuance thereunder.

Overview of Proposed Amendment

Increase in Share Reserve. We strongly believe that an employee stock purchase program is a necessary and powerful incentive and retention tool that benefits all stockholders. The ESPP was first adopted by our Board of Directors and approved by our stockholders in 2007 and was most recently amended and restated by our stockholders in 2021. As of April 19, 2023, a total of 2,137,449 shares of our common stock were reserved under the ESPP and a total of 118,513 shares of common stock remained available under the ESPP for future issuance. The ESPP does not contain an evergreen provision.

Pursuant to the ESPP Amendment, an additional 1,500,000 shares will be reserved for issuance under the ESPP Amendment over the existing share reserve under the ESPP.

All of the foregoing share numbers may be further adjusted for changes in our capitalization and certain corporation transactions, as described below under the heading “Certain Transactions.”

The ESPP Amendment is not being amended in any material respect other than to reflect the changes described above.

Determination to Approve the Amended ESPP

The table below presents information about the number of shares remaining available for issuance under the ESPP and the proposed increase in shares authorized for issuance under the Amended ESPP, each at December 31, 2023. The table below does not include information about the number of shares that were subject to outstanding equity awards or that may be available for future issuance under our other equity compensation plans.

Plan Category	Number of Shares (#)	As a % of Shares Outstanding (1)	Dollar Value ($)(2)
ESPP
Shares available for issuance	118,513	0.10%	1,941,243
Amended ESPP
Proposed increase in shares available for issuance under Amended ESPP (over existing share reserve under ESPP)	1,500,000	1.32%	24,570,000
(1)
Based on 113,760,845 shares of our common stock outstanding as of April 19, 2023.
(2)
Based on the closing price of our common stock on April 19, 2023, of $16.38 per share.

In determining whether to approve the ESPP Amendment, including the proposed increase to the share reserve under the Amended ESPP over the share reserve under the existing ESPP, our Board of Directors considered the following:

•
We expect the proposed aggregate share reserve under the Amended ESPP to provide us with enough shares for approximately three years, assuming employee participation in the Amended ESPP consistent with historical levels, as reflected in our three-year burn rate for the ESPP, and further dependent on the price of our shares and hiring activity during the next few years. We cannot predict our future share usage under the Amended ESPP, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended ESPP could last for a shorter or longer time.
•
In fiscal years 2020, 2021 and 2022, the end of year overhang rate attributable to the ESPP (calculated by dividing (1) the shares remaining available for issuance for future awards at the end of the calendar year under the ESPP by (2) the number of shares outstanding at the end of the calendar year) was 0.95%, 0.55%, and 0.11%, respectively. If the ESPP Amendment is approved, we expect our overhang at the end of 2023 attributable to the Amended ESPP will be approximately 0.98%.
•
In determining the size of the share reserve under the ESPP Amendment, our Board of Directors considered the number of shares issued by our Company during the past three calendar years under our ESPP. In calendar years 2020, 2021 and 2022, our annual equity burn rates under the ESPP (calculated by dividing the number of shares issued under the ESPP by the weighted-average number of shares outstanding during the applicable year) was 0.57%, 0.24% and 0.41%, respectively.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the ESPP Amendment is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Amended ESPP.

Stockholder Approval Requirement

Stockholder approval of the ESPP Amendment is necessary in order for us to comply with the amendment provisions of the ESPP and comply with the requirements of Section 423 of the Code for employee stock purchase plans.

If the ESPP Amendment is not approved by our stockholders, the amendments to the existing ESPP approved by our Board of Directors will have no further force or effect, the existing ESPP will continue in full force and effect, and we may continue to grant awards and issue shares under the ESPP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder, until its expiration date in April 2027.

Material Features of the Amended ESPP

The principal features of the Amended ESPP are summarized below.

Purpose. The purpose of the Amended ESPP is to assist our eligible employees in acquiring a stock ownership interest in our Company and to help our eligible employees provide for their future security and to encourage them to remain in our employment.

Shares Available. A total of 3,637,449 shares of common stock will be reserved for issuance under the Amended ESPP.

Administration. The Board of Directors or its committee will have the authority to interpret the terms of the Amended ESPP and determine eligibility of participants. We expect that the Compensation Committee will continue to be the administrator of the Amended ESPP.

Eligibility. Our employees are eligible to participate in the Amended ESPP if they are customarily employed by us or a participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under our Amended ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock. As of April 19, 2023, the Company had approximately 538 employees who could have been eligible to participate in the Amended ESPP had the Amended ESPP been in effect and the subsidiaries for whom such employees work been designated as participating companies under the Amended ESPP.

Awards. The Amended ESPP is intended to qualify under Section 423 of the Code and stock will be offered under the Amended ESPP during offering periods. The length of the offering periods under the Amended ESPP will be determined by the administrator of the Amended ESPP and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be determined by the plan administrator for each offering period, and will generally be the final trading day in each offering period. Offering periods under the Amended ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods.

The Amended ESPP will be implemented by six-month “offering periods.” A new six-month offering period will commence on each of May 16 and November 16 during the term of the Amended ESPP. “Purchase dates” will be set for the last trading day in each six-month offering period and will occur on each of May 15 and November 15 (unless such days are not trading days).

Enrollment; Contributions. The Amended ESPP permits participants to purchase common stock through payroll deductions of up to 20% of their eligible compensation, which includes a participant’s gross base compensation for services to us, including sales commissions but excluding overtime payments, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which, in the absence of a contrary designation, will be 50,000 shares. In addition, no employee will be permitted to accrue the right to purchase stock under the Amended ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period).

After an employee authorizes us to deduct a certain percentage of his or her compensation for the purchase of shares under the Amended ESPP, we will make such deductions from his or her paycheck each pay period during an offering period and hold the accumulated amounts in a bank account until the completion of the offering period. An employee will not receive any interest on the amounts of compensation that we accumulate for the purchase of shares under the Amended ESPP. We may use all funds held by us under the Amended ESPP for any corporate purpose, and we are not obligated to segregate such funds.

Purchase Price. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will expire at the end of the applicable offering period, and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the purchase date, which will generally be the final trading day of the offering period. The fair market value per share of our common stock under the Amended ESPP is generally the closing sale price of our common stock on The Nasdaq Global Select Market on the date for which fair market value is being determined, or if there is no closing sale price for a share of our common stock on the date in question, the closing sale price for a share of common stock on the last preceding date for which such quotation exists. The closing price per share of our common stock on The Nasdaq Global Select Market on April 19, 2023, was $16.38.

Withdrawal; Termination of Employment. Participants may voluntarily end their participation in the Amended ESPP at any time upon prior notice with a time frame established by the plan administrator prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant’s termination of employment.

Transferability. A participant may not transfer rights granted under the Amended ESPP other than by will, the laws of descent and distribution or as otherwise provided under the Amended ESPP.

Certain Transactions. In the event of certain non-reciprocal transactions with stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended ESPP and outstanding awards. In the event of certain significant transactions or a change in control, the plan administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of common stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase common stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.

Plan Amendment. The plan administrator may amend, suspend or terminate the Amended ESPP at any time. However, stockholder approval of any amendment to the Amended ESPP will be obtained for any amendment which increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the Amended ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the Amended ESPP or changes the Amended ESPP in any manner that would cause the Amended ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. The Amended ESPP will terminate on April 24, 2027.

No shares of the Company’s stock will be issued under the Amended ESPP until the Amended ESPP has been approved by our stockholders.

Federal Income Tax Considerations

The material federal income tax consequences of participation in the Amended ESPP, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary also assumes that the Amended ESPP complies with Section 423 of the Code.

The right of participants to make purchases under the Amended ESPP are intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Amended ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Benefits under the Amended ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended ESPP.

Plan Benefits under the ESPP

As of April 19, 2023, each of our Named Executive Officers and the other groups identified below have purchased the following shares under the ESPP:

	Shares Purchased (#)	Aggregate Purchase Price ($)
Patrick S. Miles, President, Chairman and Chief Executive Officer	—	—
J. Todd Koning, Executive Vice President and Chief Financial Officer	1,682	16,585
Craig E. Hunsaker, Executive Vice President, People & Culture, and General Counsel	15,320	32,164
David P. Sponsel, Executive Vice President, Sales	8,407	38,802
Eric Dasso, Executive Vice President, Adjunctive Technologies	10,493	56,567
All Executive Officers as a Group (8 persons)	101,251	405,142
All Non-Executive Directors as a Group (13 persons)	—	—
All Non-Executive Employees as a Group (725 persons)	1,917,684	10,635,818

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is required to approve the ESPP Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2007 EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4: APPROVAL OF AMENDMENT OF 2016 Equity Incentive Plan

Our Board of Directors believes that equity incentives are important tools in motivating the performance of our officers, key employees and directors. As of April 19, 2023, 656,904 shares are available for grant of future equity awards under the 2016 Equity Inventive Plan (the “2016 Plan”). The Board of Directors has approved, subject to stockholder approval, an amendment of the 2016 Plan to increase the number of shares authorized for issuance under the 2016 Plan by 9,300,000 shares for a total number of shares authorized for issuance thereunder equal to 26,383,333 shares of common stock. The Board of Directors anticipates, based upon modeling and testing at various potential stock prices and assuming we continue to grant awards consistent with our current practices and historical usage, that this proposed increase in the number of authorized shares is sufficient to cover those annual awards made to members of the Company’s senior executive team in 2023, but conditioned upon receipt of stockholder approval of this proposed amendment to the 2016 Plan and, in addition thereto, equity awards under the 2016 Plan through December 31, 2026.

Introduction

Our stockholders are being asked to approve the amendment of our 2016 Equity Incentive Award Plan, a copy of which is attached as Appendix B to this proxy statement. The proposed amendment to the 2016 Plan is referred to herein as the “EIP Amendment” and the 2016 Plan, as amended by the EIP Amendment is referred to herein as the “Amended EIP.” The Compensation Committee of our Board of Directors approved the Plan Amendment on February 1, 2023, subject to stockholder approval. The EIP Amendment will become effective immediately upon stockholder approval at the Annual Meeting. If the EIP Amendment is not approved by our stockholders, the EIP Amendment will not become effective, the existing 2016 Plan will continue in full force and effect, and we may continue to grant awards under the 2016 Plan, subject to its terms, conditions and limitations, using the shares remaining available for issuance thereunder.

Overview of Proposed Amendment

Increase in Share Reserve. We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. As of April 19, 2023, a total of 16,426,429 shares of our common stock were reserved under the 2016 Plan, the aggregate number of shares of common stock subject to awards under the 2016 Plan was 17,083,333 shares and a total of 656,904 shares of common stock remained available under the 2016 Plan for future issuance. As of April 19, 2023, an aggregate of 3,866,195 shares had been added back to the share reserve under the terms of the 2016 Plan as a result of the forfeiture, cancellation or expiration of awards under the 2005 Plan (which shares are reflected in the current share reserve under the 2016 Plan as of April 19, 2023 described above) and no shares remain subject to outstanding awards under the 2005 Plan that could, if such awards are forfeited, cancelled or expire, become eligible for future issuance under the terms of the 2016 Plan.

If our stockholders approve the EIP Amendment, an additional 9,300,000 shares will be reserved for issuance under the Amended EIP over the existing share reserve under the 2016 Plan for a total share reserve of 26,383,333 shares. As noted above, the Board of Directors anticipates that this proposed increase is sufficient to cover certain annual awards made in 2023, but subject to approval of this proposed amendment and, in addition thereto, equity awards under the 2016 Plan through December 31, 2026.

All of the foregoing share numbers may be further adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Stock Dividends and Stock Splits” and “Corporate Transactions.”

The 2016 Plan is not being amended in any material respect other than to increase the number of shares available for grant thereunder.

•	Non-employee director limits. The Amended EIP contains a limit on the compensation that may be paid to any non-employee member of our Board in any fiscal year.
•	Limitations on Grants. As described below, the Amended EIP establishes limits on the number of shares for which awards may be granted to any person in any fiscal year.

•	No tax gross-ups. The Amended EIP does not provide for tax gross-ups.
•	Fixed term. The Amended EIP has a fixed term of ten years.

Equity Incentive

We have operated, and continue to operate, in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors, and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these challenges is a competitive equity incentive program. Our equity incentive program is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to service providers (including, employees, consultants, and directors) of our company (and its subsidiaries) which align the interests of award recipients with those of our stockholders, reinforce key goals and objectives that help drive stockholder value, and attract, motivate and retain experienced and highly qualified individuals who will contribute to our success.

Unless the EIP Amendment is authorized and approved by our stockholders, the number of shares available for issuance under the 2016 Plan will be too limited to effectively achieve its purpose as an incentive and retention tool for employees, directors and consultants that benefits all of our stockholders. The proposed increase in the share reserve under the Amended EIP over the existing share reserve under the 2016 Plan will enable us to continue our policy of equity ownership by employees, directors and consultants as an incentive to contribute to our success. Without sufficient equity awards to effectively attract, motivate and retain employees, we may be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of our Company. These cash replacement alternatives would then reduce the cash available for other purposes. Our equity incentive program is broad-based. As of April 19, 2023, 538 of our approximately 704 employees had received grants of equity awards and 11 of 12 of our non-employee directors had received grants of equity awards.

The table below presents information about the number of shares that were subject to outstanding equity awards under our equity incentive plans and the shares remaining available for issuance under the 2016 Plan, each at April 19, 2023, and the proposed increase in shares authorized for issuance under the EIP Amendment. The 2005 Plan, 2016 Plan, the Inducement Plan, and the ESPP are the only employee equity incentive plans we currently have in place. Certain of our employees still hold outstanding equity awards granted under our 2005 Plan, which expired by its terms in April 2016 and no additional awards may be granted under that plan. The table below does not include information about the number of shares remaining for issuance under our ESPP, which is described in more detail in Proposal 3 to this proxy statement.

Plan Category	Number of Shares (#, except as otherwise noted)	As a % of Shares Outstanding (1)	Dollar Value (2)
2005 Plan
Options outstanding	32,902	0.03%	538,935
Weighted average exercise price of outstanding options	$19.81
Weighted average remaining term of outstanding options	0.96
PRSUs outstanding (at "target")	—	0.00%	—
Restricted stock outstanding	156	0.00%	2,555
2016 Plan
Options outstanding	2,145,013	1.89%	35,135,313
Weighted average exercise price of outstanding options	$2.97
Weighted average remaining term of outstanding options	5.03
PRSUs outstanding (at "target")	1,371,773	1.21%	22,469,642
Restricted stock outstanding	3,366,650	2.96%	55,145,727
Shares remaining available for grant under 2016 Plan	656,904	0.58%	10,760,088
Inducement Plan
Options outstanding	338,543	0.30%	5,545,334
Weighted average exercise price of outstanding options	$4.07
Weighted average remaining term of outstanding options	4.54
PRSUs outstanding (at "target")	3,300	0.00%	54,054
Restricted stock outstanding	299,251	0.26%	4,901,731
Shares remaining available for grant under Inducement Plan	391,413	0.34%	6,411,345
Amended EIP
Proposed increase in shares available for issuance under Amended EIP (over existing share reserve under the 2016 Plan)	9,300,000	8.18%	152,334,000
(1)
Based on 113,760,845 shares of our common stock outstanding as of April 19, 2023.
(2)
Based on the closing price of our common stock on April 19, 2023, of $16.38 per share.

In determining whether to approve the Amended EIP, including the proposed increase to the share reserve under the Amended EIP over the share reserve under the existing 2016 Plan, our Board of Directors considered the following:

•
The shares to be initially reserved for issuance under the EIP Amendment represents an increase of 9,300,000 shares from the aggregate number of shares reserved for issuance under the 2016 Plan.
•
In determining the size of the share reserve under the Amended EIP, our Board of Directors considered the number of equity awards granted by our company during the past three calendar years. In calendar years 2020, 2021 and 2022, our annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the applicable year) under our equity plans were 5.91%, 2.71% and 3.05%, respectively.
•
We expect the proposed aggregate share reserve under the Amended EIP to provide us with enough shares for awards for approximately one year, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended EIP could last for a shorter or longer time.

•
In fiscal years 2020, 2021 and 2022, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 20.08%, 14.04% and 9.96%, respectively. If the Amended EIP is approved, we expect our overhang at the end of 2023 will be approximately 6.34% (excluding the 118,513 shares that were available for issuance under the 2007 Employee Stock Purchase Plan as of April 19, 2023). If the shares available for issuance under the 2007 Employee Stock Purchase Plan are included, we expect our overhang at the end of 2023 will be approximately 6.44%.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the Amended EIP is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Amended EIP.

Stockholder Approval Requirement

Stockholder approval of the EIP Amendment is necessary in order for us to meet the stockholder approval requirements of Nasdaq. If the EIP Amendment is not approved by our stockholders, the EIP Amendment will not become effective, the existing 2016 Plan will continue in full force and effect, and we may continue to grant awards under the 2016 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Material Features of the Amended EIP

Purpose. The purpose of the Amended EIP is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The Amended EIP provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders.

Eligibility. The Amended EIP allows us, under the direction of our Compensation Committee, to make grants of stock options, stock appreciation rights, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. As of April 19, 2023, approximately 538 employees, 12 non-employee directors and approximately 5 consultants would be eligible to participate in the Amended EIP had it been in effect on such date.

Shares Available for Issuance. As of April 19, 2023, a total of 17,083,333 shares of our common stock are currently authorized for issuance under the 2016 Plan and will be reserved for issuance under the Amended EIP. Pursuant to the EIP Amendment, the number of shares that will be reserved for issuance as of the effective date of the EIP Amendment will be increased by 9,300,000 for a total share reserve under the Amended EIP of 26,383,333 shares.

Generally, shares of common stock reserved for awards under the Amended EIP that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld by us or surrendered by a participant for taxes will not be available again for grant.

The Amended EIP provides that the maximum number of shares of our common stock that may be subject to one or more awards granted to any one person during any fiscal year is 1,250,000 shares.

Under the Amended EIP, the total aggregate value of cash compensation, or other compensation, and the value (determined as of the grant date in accordance with ASC Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year under the Amended EIP may not exceed $300,000 (increased to $500,000 in the fiscal year of a non-employee director’s initial service as a non-employee director). The Board of Directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board of Directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

All of the foregoing numbers shall be subject to adjustment pursuant to the terms of the Amended EIP in the event of certain corporate events as described below under “Stock Dividends and Stock Splits” and “Corporate Transactions.”

Stock Options. Stock options granted under the Amended EIP may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates. Non-qualified stock options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and may not have a term longer than ten years. However, if an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the incentive stock option may not be longer than five years. Non-qualified options may not have a term longer than ten years. The closing price per share of our common stock on The Nasdaq Global Select Market on April 19, 2023 was $16.38.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted. Dividends may not be paid to a participant on awards subject to vesting conditions granted under the Amended EIP unless and until such conditions are met.

Stock Appreciation Rights. Stock appreciation rights may be granted pursuant to the Amended EIP. Stock appreciation rights entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the underlying share on the date of grant and the term of a stock appreciation right may not be longer than ten years. Vesting conditions determined by the Compensation Committee may apply to stock appreciation rights and may include continued service, performance and/or other conditions.

Other Stock-Based Awards. The Amended EIP also authorizes the grant of other types of stock-based compensation including, but not limited to phantom stock awards, stock unit awards and dividend equivalent rights (except that no dividend equivalent rights may be payable with respect to stock options or stock appreciation rights). Our Compensation Committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions granted under the Amended EIP unless and until such conditions are met.

Termination of Service. Unless otherwise provided by the administrator or in an award agreement, upon a termination of a participant’s service, all unvested options then held by the participant will terminate and all other unvested awards will be forfeited.

Plan Administration. In accordance with the terms of the Amended EIP, our Board of Directors has authorized our Compensation Committee to administer the Amended EIP. Our Board of Directors may at any time revest in itself the authority to administer the Amended EIP. In accordance with the provisions of the Amended EIP, our Compensation Committee determines the terms of awards, including:

•
which employees, directors and consultants will be granted awards;
•
the number of shares subject to each award;
•
the vesting provisions of each award;
•
the termination or cancellation provisions applicable to awards; and
•
all other terms and conditions upon which each award may be granted in accordance with the Amended EIP.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the Amended EIP, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

No Repricing. The Amended EIP provides that our Board of Directors and our Compensation Committee may not, without stockholder approval, reduce the exercise price of a stock option or stock appreciation right, cancel any outstanding stock option or stock appreciation right in exchange for a replacement stock option or stock appreciation right having a lower exercise or strike price or for any other stock award or for cash, or otherwise “reprice” a stock option or stock appreciation right as defined in the stockholder approval rules of Nasdaq or under generally accepted accounting principles.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors or our Compensation Committee, may, in its sole discretion, take any one or more of the following actions pursuant to the Amended EIP, as to some or all outstanding awards:

•
provide that outstanding options will be assumed or substituted for shares of the successor corporation or consideration payable with respect to our outstanding stock in connection with the corporate transaction;
•
provide that the outstanding options must be exercised within a certain number of days, either to the extent the options are then exercisable, or at the administrator’s discretion, any such options being made partially or fully exercisable;

•
terminate outstanding options in exchange for payment of an amount equal to the difference between (a) the consideration payable upon consummation of the corporate transaction to a holder of the number of shares into which such option would have been exercisable to the extent then exercisable (or, in the administrator’s discretion, any such options being made partially or fully exercisable) and (b) the aggregate exercise price of those options;
•
provide that outstanding awards (other than options) will be assumed or substituted for shares of the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the corporate transaction; and
•
terminate outstanding stock awards (other than options) in exchange for payment of any amount equal to the consideration payable upon consummation of the corporate transaction to a holder of the same number of shares comprising the stock grant, to the extent the stock award is no longer subject to any forfeiture or repurchase rights (or, at the administrator’s discretion, all forfeiture and repurchase rights being waived upon the corporate transaction).

Amendment and Termination. The Amended EIP may be amended by our stockholders. It may also be amended by our Board of Directors or our Compensation Committee, provided that any amendment which is of a scope that requires stockholder approval as required by the rules of Nasdaq, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.

Clawback Provision. We may recover from a participant any compensation received from any award (whether or not settled) under the Amended EIP or cause a participant to forfeit any award (whether or not vested) under the Amended EIP in the event our clawback policy then in effect is triggered.

Duration of Plan. The Amended EIP will expire by its terms on April 24, 2027.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Amended EIP, based on the current provisions of the Code and regulations, are as follows.

Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Amended EIP are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and, subject to Section 162(m) of the Code, we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and, subject to Section 162(m) of the Code, a deduction may then be allowable to us in an amount equal to the optionee’s compensation income. An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Appreciation Rights:	Stock appreciation rights are generally taxed and deductible in substantially the same manner as non-qualified options.
Stock Grants:

With respect to stock grants under the Amended EIP that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. Subject to Section 162(m), we generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units and Other Stock-Based Awards:

The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. Subject to Section 162(m), we generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

Except with respect to equity awards that may be granted to our non-employee directors pursuant to our non-employee director compensation program described above under “Director Compensation,” including the equity awards that will be awarded to each non-employee director serving on our Board of Directors on the date of our Annual Meeting, the number of awards that our Named Executive Officers, directors, other executive officers and other employees may receive under the Amended EIP in the future will be determined in the discretion of the Board of Directors or Compensation Committee. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended EIP, or the benefits that would have been received by such participants if the Amended EIP had been in effect in the year ended December 31, 2022.

Plan Benefits

As of April 19, 2023, each of our Named Executive Officers and the other groups identified below have been granted the following awards under the 2016 Plan:

	Shares Granted (#)	Dollar Value (1)($)
Patrick S. Miles, President, Chairman and Chief Executive Officer	3,985,304	18,969,546
J. Todd Koning, Executive Vice President and Chief Financial Officer	120,322	1,242,926
Craig E. Hunsaker, Executive Vice President, People & Culture, and General Counsel	1,340,171	6,847,641
David P. Sponsel, Executive Vice President, Sales	768,340	4,319,780
Eric Dasso, Executive Vice President, Adjunctive Technologies	277,176	2,104,892
All Executive Officers as a Group (9 persons)	7,873,911	42,171,881
All Non-Executive Directors as a Group (12 persons)	1,204,410	6,961,512
All Non-Executive Employees as a Group (879 persons)	11,760,317	66,436,724
(1)
Represents the grant date fair value as computed under ASC Topic 718.

In addition to the above awards, on February 1, 2023, the Compensation Committee of our Board of Directors approved the following grants to our Named Executive Officers and other executive officers, subject to stockholder approval of the amendment to the 2016 Plan to increase the number of shares authorized for issuance under the 2016, as proposed in this proposals.

	Shares Granted (#)	Dollar Value (1)($)
Patrick S. Miles, President, Chairman and Chief Executive Officer	516,955	8,467,723
J. Todd Koning, Executive Vice President and Chief Financial Officer	162,015	2,653,806
Craig E. Hunsaker, Executive Vice President, People & Culture, and General Counsel	230,873	3,781,700
David P. Sponsel, Executive Vice President, Sales	151,572	2,482,749
Eric Dasso, Executive Vice President, Adjunctive Technologies	112,697	1,845,977
All Executive Officers as a Group (9 persons)	1,524,505	24,971,392
(1)
Based on the closing price of our common stock on April 19, 2023, of $16.38 per share.

Except with respect to equity awards that may be granted to our non-employee directors pursuant to our non-employee director compensation program described above under “Director Compensation,” all other future grants under our 2016 Plan and the Amended EIP are within the discretion of the Board of Directors or our Compensation Committee and the benefits of such grants are, therefore, not determinable.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is required to approve the EIP Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR 2016 EQUITY INCENTIVE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 5: ADVISORY VOTE TO APPROVE

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are seeking your advisory vote of the compensation of our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the section of this proxy statement titled “Executive Officer and Director Compensation.” You are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers of Alphatec Holdings, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and the related material disclosed in this proxy statement is hereby APPROVED.”

The compensation of our Named Executive Officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the “Executive Officer and Director Compensation” section of this proxy statement, the mix of fixed and performance based compensation and the terms of long-term incentive awards, as well as the terms of executives’ employment agreements, are all designed to enable the Company to attract, motivate and retain key executives who are crucial to our long-term success while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to our Named Executive Officers under the current program, fulfills this objective.

Stockholders are urged to read the “Executive Officer and Director Compensation” section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

The affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is required to approve, on an advisory basis, this resolution. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration in connection with their ongoing evaluation of the Company’s compensation program and when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROXY STATEMENT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 6: ADVISORY VOTE TO APPROVE

THE FREQUENCY OF FUTURE STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, every six calendar years, stockholders vote on whether we should solicit a non-binding advisory vote on the compensation paid to our Named Executive Officers every year, every two years or every three years. We last held a “say-on-frequency” vote at the 2017 Annual Meeting of Stockholders, and in response, we have since held an annual vote on the compensation paid to our Named Executive Officers. Accordingly, at the Annual Meeting, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board of Directors recommends that our stockholders select a frequency of one year (i.e., annual vote). An annual vote provides a consistent and clear communication channel for stockholders to voice their opinion on our executive pay program.

While the Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our Named Executive Officer compensation practices should be held every year, every two years or every three years. The option among those choices that receives the highest number of votes (also known as a “plurality” of the votes cast) will be the frequency approved by the stockholders.

The advisory vote on the frequency of future advisory votes on compensation paid to our Named Executive Officers is nonbinding on us and our Board of Directors. Although nonbinding, the Board will consider the voting results when making future decisions regarding frequency of advisory votes on Named Executive Officer compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF “EVERY YEAR” ON PROPOSAL 4.

CODE OF CONDUCT AND ETHICS

We have adopted a code of business conduct that applies to all of our employees, including our Chief Executive Officer, who is our principal executive officer, our Chief Financial Officer, who is our principal financial officer and our principal accounting officer. The text of the code of business conduct is posted on our website at www.atecspine.com under “Investor Relations-Governance,” and is available to stockholders without charge, upon request, in writing to our Corporate Secretary, Alphatec Holdings, Inc., at 1950 Camino Vida Roble, Carlsbad, CA 92008. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq and the SEC, in which case we intend to post such amendments and waivers on our website at www.atecspine.com.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

To be considered for inclusion in the proxy statement relating to our 2024 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 5, 2024, which is 120 days prior to the date that is one year from this year’s mailing date of May 5, 2023, unless the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2023 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations not requested to be included in our proxy statement, to be brought before an annual meeting of stockholders. In general, the notice must meet the requirements in our Bylaws and be received at our principal executive offices not less than 45 days before nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting. Therefore, to be presented at the 2024 Annual Meeting of Stockholders, such a proposal must be received no earlier than February 19, 2024 and no later than March 20, 2024. However, if the date of the annual meeting is more than 30 days before or more than 30 days after the one-year anniversary date of the 2023 Annual Meeting, notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or, if later, ten days following the date on which public announcement of the date of the meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2024 Annual Meeting of Stockholders. If a proposal is timely received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2024.

All stockholder proposals should be marked for the attention of our Corporate Secretary, Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008. Stockholders are advised to review our Bylaws which also specify requirements as to the form and content of a stockholder’s notice.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and the Company’s website at www.atecspine.com. References to these websites do not constitute incorporation by reference of the information contained therein and should not be considered part of this proxy statement.

As permitted by Item 14(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, the Company is “incorporating by reference” into this proxy statement its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2022, which means that it is disclosing important information to you by referring you to those documents that are considered part of this proxy statement.

Carlsbad, CA
April 28, 2023

Our Annual Report (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.atecspine.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008, Attention: Corporate Secretary.

Appendix A

THIRD AMENDMENT TO THE

ALPHATEC HOLDINGS, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective May 16, 2017)

This Third Amendment (this “Amendment”) to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan, as amended and restated effective May 16, 2017 (the “Plan”), is made and adopted by Alphatec Holdings, Inc. (the “Company”), a corporation organized under the laws of State of Delaware. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

1.	Section 3.1 of the Plan is hereby amended to read as follows:

“Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 3,637,449 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again be available for issuance under the Plan.”

2.	This Amendment is effective as of June 14, 2023.
3.

This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

* * * * * * * *

I hereby certify that the foregoing Amendment was duly adopted by the Compensation Committee of the Board of Directors of the Company on February 1, 2023.

ALPHATEC HOLDINGS, INC.

By:	/s/ Patrick S. Miles
Name:	Patrick S. Miles
Its:	Chairman and Chief Executive Officer

A-1

Appendix B

FIFTH AMENDMENT TO THE

ALPHATEC HOLDINGS, INC.

2016 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective June 15, 2017)

This Fifth Amendment (this “Amendment”) to the Alphatec Holdings, Inc. 2016 Equity Incentive Plan, as amended and restated effective June 15, 2017 (the “Plan”), is made and adopted by Alphatec Holdings, Inc. (the “Company”), a corporation organized under the laws of State of Delaware. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

1.
Section 3(a) of the Plan is hereby amended to read as follows:

“(a) Subject to Paragraph 25, the number of Shares which may be issued from time to time pursuant to this Plan shall be 26,383,333 Shares of Common Stock.”

2.
This Amendment is effective as of June 14, 2023.
3.
This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

* * * * * * * *

I hereby certify that the foregoing Amendment was duly adopted by the Compensation Committee of the Board of Directors of the Company on February 1, 2023.

ALPHATEC HOLDINGS, INC.

By:	/s/ Patrick S. Miles
Name:	Patrick S. Miles
Its:	Chairman and Chief Executive Officer

B-1

Alphatec Holdings, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5
THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1. Election of Directors					
	FOR	WITHHOLD			
1.01 Elizabeth Altman	☐	☐			FOR
1.02 Evan Bakst	☐	☐			FOR
1.03 Mortimer Berkowitz III	☐	☐			FOR
1.04 Quentin Blackford	☐	☐			FOR
1.05 Karen K. McGinnis	☐	☐			FOR
1.06 Marie Meynadier	☐	☐			FOR
1.07 Patrick S. Miles	☐	☐			FOR
1.08 David H. Mowry	☐	☐			FOR
1.09 David R. Pelizzon	☐	☐			FOR
1.10 Jeffrey P. Rydin	☐	☐			FOR
1.11 James L.L. Tullis	☐	☐			FOR
1.12 Ward W. Woods	☐	☐			FOR
	FOR	AGAINST	ABSTAIN		
2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023	☐	☐	☐		FOR
3. Approval of an amendment to our 2007 Employee Stock Purchase Plan	☐	☐	☐		FOR
4. Approval of an amendment to our 2016 Equity Incentive Plan	☐	☐	☐		FOR
5. Approval, on an advisory basis, of the compensation of our named executive officers	☐	☐	☐		FOR
	1YR	2YR	3YR	ABSTAIN	
6. Approval, on an advisory basis, of the frequency of future stockholder votes to approve the compensation of our named executive officers	☐	☐	☐	☐	1 YEAR

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/ATEC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-834-6032 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Alphatec Holdings, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 19, 2023 TIME: Wednesday, June 14, 2023 10:00 AM, Pacific Time PLACE: ATEC Spine, Inc. 1950 Camino Vida Roble, Carlsbad, CA 92008 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Patrick S. Miles and Craig E. Hunsaker (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Alphatec Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE
Please make your marks like this: X FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR 1 YEAR Signature (if held jointly)